Exhibit 99.1
THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)
	)	Chapter 11
Vermillion, Inc.,	)
	)	Case No. 09-11091 (CSS)
Debtor.	)
)
)

DISCLOSURE STATEMENT FOR DEBTOR’S
PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, HASTINGS, JANOFSKY & WALKER LLP	WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

Thomas L. Kent	Francis A. Monaco, Jr. (DE Bar No. 2078)
75 East 55th Street	Mark L. Desgrosseilliers (DE Bar No. 4083)
New York, NY 10022	Thomas M. Horan (DE Bar No. 4641)
Telephone: (212) 318-6060	222 Delaware Avenue
Facsimile: (212) 230-7899	Suite 1501
Wilmington, Delaware 19801
-and-	Telephone: (302) 252-4320
Facsimile: (302) 252-4330
Richard A. Chesley
191 N. Wacker Drive, Suite 3000
Chicago, IL 60606
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
Counsel for the Debtor and Debtor in Possession

Dated:	November 24, 2009

Wilmington, Delaware

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(continued)

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(continued)

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(continued)

-iv-

(continued)

-v-

ARTICLE I
INTRODUCTION
     The Debtor submits this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to holders of Claims against and Equity Interests in the Debtor in connection with the Plan dated as of November 24, 2009 filed by the Debtor with the Bankruptcy Court and the Confirmation Hearing scheduled for January 7, 2010, at 9:00 a.m. (prevailing Eastern Time). Unless the context requires otherwise, reference to “we,” “our,” and “us” are to the Debtor.
     After several months of extensive and arms’ length negotiations and discussions, the Debtor is one step closer to achieving its goal – a confirmed chapter 11 plan of reorganization that memorializes a restructuring that will preserve the value of the Debtor for its Claim holders and Equity Interests and enable the Debtor to operate efficiently and effectively in a competitive marketplace. To that end, the Plan reflects a financial resolution of the Debtor’s estate that, owing to the payment in full of all Claims and the reinstatement of all Equity Interests, the Debtor believes will be supported by all creditor constituencies. A confirmed chapter 11 plan will also ensure that the Debtor will be able to focus on bringing their recently FDA approved OVA1 Test to market to assist in the preoperative assessment of women with ovarian tumors, allowing women with ovarian cancer to receive more effective treatment and potentially improving survival rates among women afflicted with this disease.
     Annexed as Exhibits to this Disclosure Statement are copies of the following documents:
•	The Plan (attached hereto as Exhibit A);

•	The Disclosure Statement Order approving, among other things, this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (attached hereto without exhibits as Exhibit B);

•	Projected Financial Information (attached hereto as Exhibit C); and
     A Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement mailed to the holders of Claims that the Debtor believes may be entitled to vote to accept or reject the Plan.
     On December 8, 2009, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order, approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable a hypothetical investor of the relevant classes to make an informed judgment regarding the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.
     The Disclosure Statement Order sets forth in detail, among other things, the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.
     THE DEBTOR BELIEVES THAT THE PLAN WILL ENABLE IT TO REORGANIZE SUCCESSFULLY AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS AND EQUITY HOLDERS.
     1.1 Holders of Claims and Equity Interests Entitled to Vote.
     Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected the proposed plan are entitled to vote to accept or reject a proposed plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. For a detailed description of the treatment of Allowed Claims and Allowed Equity Interests under the Plan, see Section 6.2 of this Disclosure Statement.
     Under the Plan, Claims in Class 1 (Other Priority Claims) and Class 2 (Quest Secured Claim), and Equity Interests in Class 7 (Equity Interests) are unimpaired. AS A RESULT, HOLDERS OF CLAIMS AND EQUITY INTERESTS IN SUCH CLASSES ARE CONCLUSIVELY PRESUMED TO HAVE ACCEPTED THE PLAN AND ACCORDINGLY, HOLDERS OF SUCH CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR ARE NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.
     Under the Plan, Claims in Class 3 (4.5% Notes Unsecured Claims), Class 4 (7% Notes Unsecured Claims), Class 5 (General Unsecured Claims) and Class 6 (Notes Interest Claims) are impaired. AS A RESULT, HOLDERS OF CLAIMS IN SUCH CLASSES ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.
     If a Class of Claims or Equity Interests entitled to vote on the Plan rejects the Plan, the debtor may reserve the right to amend the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or both. The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan and by a class of equity interests by holders in that class that hold at least two thirds in amount of the equity interests that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Section 18.2(a) of this Disclosure Statement.

     Section 1129(b) of the Bankruptcy Code permits the confirmation of a plan of reorganization notwithstanding the rejection of a plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each rejecting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section 18.2(b) of this Disclosure Statement.
     THE DEBTOR RECOMMENDS THAT HOLDERS OF CLAIMS IN CLASSES 3, 4, 5 and 6 VOTE TO ACCEPT THE PLAN.
     The Debtor’s legal advisors are Paul, Hastings, Janofsky & Walker LLP and Womble Carlyle Sandridge & Rice, PLLC. They can be contacted at:

PAUL, HASTINGS, JANOFSKY & WALKER LLP	WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

Thomas L. Kent	Francis A. Monaco, Jr. (DE Bar No. 2078)
75 East 55th Street	Mark L. Desgrosseilliers (DE Bar No. 4083)
New York, NY 10022	Thomas M. Horan (DE Bar No. 4641)
Telephone: (212) 318-6060	222 Delaware Avenue
Facsimile: (212) 230-7899	Suite 1501
thomaskent@paulhastings.com	Wilmington, Delaware 19801
Telephone: (302) 252-4320
-and-	Facsimile: (302) 252-4330
fmonaco@wcsr.com
Richard A. Chesley	mdesgrosseilliers@wcsr.com
191 N. Wacker Drive, Suite 3000 Chicago, IL 60606	thoran@wcsr.com
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
richardchesley@paulhastings.com
     1.2 Voting Procedures.
     If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims. The Debtor, with the approval of the Bankruptcy Court, has engaged BMC Group, Inc. to serve as the claims, noticing and balloting agent. The Voting and Claims Agent will assist in the solicitation process by, among other things, answering questions, providing additional copies of all solicitation materials, and generally overseeing the solicitation process for Claims. The Voting and Claims Agent will also process and tabulate ballots for each of the respective Classes that are entitled to vote to accept or reject the Plan and will file a voting report as soon as practicable before the Confirmation Hearing.

Ballots should be returned as follows:
If by regular mail
BMC Group Inc
Attn: Vermillion Claims Processing
PO Box 3020
Chanhassen, MN 55317-3020
If by messenger or overnight delivery
BMC Group Inc
Attn: Vermillion Claims Processing
18750 Lake Drive East
Chanhassen, MN 55317
Do not return your notes, securities, or any other documents with your Ballot.
     MORE DETAILED INSTRUCTIONS REGARDING HOW TO VOTE ON THE PLAN ARE CONTAINED ON THE BALLOTS DISTRIBUTED TO HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE ON THE PLAN. TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY NO LATER THAN 12:00 P.M. (PREVAILING EASTERN TIME) ON JANUARY 4, 2010. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN SHALL NOT BE COUNTED.
     Any Claim in an impaired Class as to which an objection or request for estimation is pending or which is listed on the Schedules as unliquidated, disputed or contingent is not entitled to vote unless the holder of such Claim has obtained an order of the Bankruptcy Court temporarily allowing such Claim for the purpose of voting on the Plan.
     Pursuant to the Disclosure Statement Order, the Bankruptcy Court set December 8, 2009 as the record date for holders of Claims entitled to vote on the Plan. Accordingly, only holders of record as of the applicable record date that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.
     If you are a holder of a Claim entitled to vote on the Plan and you did not receive a Ballot, received a damaged Ballot or lost your Ballot or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call BMC Group, Inc. at (888) 909-0100.
     1.3 Confirmation Hearing.
     Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on January 7, 2010 at 9:00 a.m. (prevailing Eastern Time) before the Honorable Christopher S. Sontchi, 5th Floor, Room #6, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be served and filed so that they are received on or before January 4, 2010 at 12:00 p.m. (prevailing Eastern Time). The Confirmation

Hearing may be adjourned from time to time without further notice except for the announcement of any such adjournment made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.
     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN.
     FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTOR OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ADDITIONAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE SET FORTH IN THE REPORTS OR DOCUMENTS THAT THE DEBTOR MAY FILE FROM TIME TO TIME WITH THE SEC, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 FILED WITH THE SEC (COMMISSION FILE NO. 000-31617), INCORPORATED HEREIN BY REFERENCE.
     ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN ARTICLE XVII OF THIS DISCLOSURE STATEMENT.
     SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY, REFERENCE TO THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.
     THE DEBTOR BELIEVES THAT THE PLAN WILL ENABLE IT TO REORGANIZE SUCCESSFULLY AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT

THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS AND EQUITY INTERESTS.
     IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTOR OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
ARTICLE II
OVERVIEW OF THE PLAN
     The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan:

			Approximate	Approximate
	Type of Claim or		Allowed	Percentage
Class	Equity Interest	Treatment	Amount[1]	Recovery
—	Administrative Expense Claims	Paid in full, in Cash, on the later of the Effective Date and when such Claim becomes Allowed, or as soon thereafter as is practicable; Administrative Expense Claims incurred in the ordinary course of business will be paid in full or performed, as applicable, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.	Undetermined.	100%

1	The amounts set forth herein are the Debtor’s estimates based on the Debtor’s books and records. The Bar Date (as defined below) has not yet occurred. Actual amounts will depend upon the amounts of Claims timely filed before the Bar Date, final reconciliation and resolution of all Administrative Expense Claims and Claims, and the negotiation of cure amounts. Accordingly, the actual amounts may vary significantly from the amounts set forth herein.

			Approximate	Approximate
	Type of Claim or		Allowed	Percentage
Class	Equity Interest	Treatment	Amount[1]	Recovery
—	Priority Tax Claims	Either (i) paid in full, in Cash, on the Effective Date or as soon thereafter as is practicable, or (ii) commencing on the Effective Date or as soon thereafter as is practicable, paid in full, in Cash, over a period not exceeding five (5) years from and after the Petition Date, in equal semi-annual Cash payments with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law.	Undetermined.[2]	100%

—	Professional Compensation and Reimbursement Claims	Paid in full, in Cash, in accordance with the order of the Bankruptcy Court Allowing any such Claim.	Undetermined.	100%

1	Other Priority Claims	Unimpaired. Paid in full, in Cash, on the later of the Effective Date and the date such Claim becomes an Allowed Other Priority Claim or as soon thereafter as is practicable.	Undetermined.	100%

2	Quest Secured Claim	Unimpaired. Reinstated.	$6 million plus accrued and unpaid interest.	100%

3	4.5% Notes Unsecured Claims	Impaired. At the sole and exclusive election of each holder of an Allowed 4.5% Notes Unsecured Claim, either (i) paid in full, in Cash, in an amount equal to such Allowed 4.5% Notes Unsecured Claim, on the Distribution Date or (ii) Converted into New Common Stock on the Distribution Date.	$2,365,000 plus accrued and unpaid interest.	100%

2	The Debtor has not yet made a determination as to the correct classification of outstanding tax claims. Classification of tax claims as secured or priority shall not be deemed to be a waiver of the Debtor’s rights or defenses with respect to such claims.

			Approximate	Approximate
	Type of Claim or		Allowed	Percentage
Class	Equity Interest	Treatment	Amount[1]	Recovery
4	7% Notes Unsecured Claims	Impaired. At the sole and exclusive election of each holder of an Allowed 7% Notes Unsecured Claim, either (i) Reinstated on the Effective Date or (ii) Converted into New Common Stock on the Distribution Date.	$12.1 million plus accrued and unpaid interest.	100%

5	General Unsecured Claims	Impaired. At the sole and exclusive election of each holder of a General Unsecured Claim, either (i) paid in full, in Cash, on the Distribution Date or as soon thereafter as is practicable or (ii) paid in full in New Common Stock on the Distribution Date.	$2 million.	100%

6	Notes Interest Claims	Impaired. Paid in full in New Common Stock on the Distribution Date.	$1-1.5 million.	100%

7	Equity Interests	Unimpaired. Reinstated.	Undetermined.	100%
     For detailed projected financial information and valuation estimates, see ARTICLE XVI below, entitled “PROJECTED FINANCIAL INFORMATION,” as well as Exhibit C to this Disclosure Statement.
ARTICLE III
GENERAL INFORMATION
     3.1 Overview of Chapter 11.
     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity interest holders. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets. The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the petition date. The

Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”
     The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court binds the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the order approving confirmation of a plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan.
     Certain holders of claims against and interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare, and obtain bankruptcy court approval of, a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical investor of the relevant classes to make an informed judgment regarding the plan. The Debtor is submitting this Disclosure Statement to holders of Claims against and Equity Interests in the Debtor to satisfy the requirements of section 1125 of the Bankruptcy Code.
     3.2 Overview of the Debtor and its Principal Assets.
          a. Introduction. The Debtor is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. It utilizes advanced protein separation methods to identify and resolve variants of specific biomarkers (known as “translational proteomics”) for developing a procedure to measure a property or concentration of an analyte (known as an “assay”) and commercializing novel diagnostic tests.
          b. Organization and Financing. The Debtor was originally incorporated in California on December 9, 1993, under the name Abiotic Systems. In March 1995, Abiotic Systems changed its corporate name to Ciphergen Biosystems, Inc. and subsequently on June 21, 2000, it reincorporated in Delaware. Under the name of Ciphergen Biosystems, Inc., the Debtor had its initial public offering on September 28, 2000, and began trading on the NASDAQ National Market under the ticker symbol “CIPH”.
     On June 29, 2007, the stockholders approved amendments to the certificate of incorporation to increase the number of authorized shares of common stock from 80,000,000 to 150,000,000 and to change the name of the Debtor to Vermillion, Inc. On July 13, 2007, the Debtor amended and restated its certificate of incorporation with the State of Delaware to increase its authorized shares and on August 21, 2007, it further amended its certificate of incorporation to reflect the name change. In conjunction with the name change, the Debtor changed its common stock ticker symbol on the NASDAQ Capital Market from “CIPH” to “VRML.” The Debtor had a 1 for 10 reverse stock split of its common stock effective at the close of business on March 3, 2008.

     On August 22, 2003, the Debtor closed the sale of $30,000,000 in aggregate principal of the 4.5% Notes due September 1, 2008. Interest on the 4.5% Notes is 4.5% per annum on the principle amount, payable semiannually on March 1 and September 1, beginning March 1, 2004. The 4.5% Notes are convertible, at the option of the holder in respect thereof, at any time on or prior to maturity of the 4.5% Notes into shares of the Debtor’s common stock at a conversion price of $50 per share. The conversion price, and hence the conversion rate, is subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends and other distributions or recapitalizations.
     On December 11, 2008, the Debtor and US Bank National Association, as Trustee, entered into the First Supplement Indenture to extend the maturity of the 4.5% Notes to September 1, 2009.
     On November 15, 2006, certain holders of the 4.5% Notes agreed to exchange and redeem $27,500,000 of their 4.5% Notes for $16,500,000 in aggregate principal of the 7% Notes due September 1, 2011, and $11,000,000 in cash, in addition to the accrued and unpaid interest on the 4.5% Notes of $254,000. Following this exchange, there remained $2.5 million in aggregate principal of the 4.5% Notes and $16.5 million in aggregate principal of the 7% Notes which were convertible into 27,208 and 825,000 shares of the Debtor’s common stock, respectively.
     The 7% Notes are unsecured senior indebtedness of the Debtor and initially bore interest at the rate of 7% per annum. Pursuant to the 7% Notes Indenture, the interest rate on the 7% Notes may be reduced to 4% per annum if the Debtor obtains FDA approval or clearance for commercial sale of any of its ovarian cancer tests. On September 11, 2009, the Debtor obtained FDA clearance to market the OVA1 Test and accordingly, interest on the 7% Notes was reduced to 4% per annum. Interest is payable on March 1 and September 1 of each year. The 7% Notes are convertible at the option of each holder at any time on or prior to the close of business on the business day immediately preceding September 1, 2011, into shares of the Debtor’s common stock at a conversion price of $20 per share, equivalent to a conversion rate equal to 50 shares of common stock per $1,000 principal of the 7% Notes, subject to adjustment for standard anti-dilution provisions including distributions to common stock holders and stock splits as well as occurrence of a change in control, in which case the conversion rate is adjusted for a make-whole premium.
     On October 20 2009, $2,000,000 face amount of 7% Notes and in November 2009, $2,400,000 face amount of 7% Notes were converted into 120,000 shares of the Debtor’s common stock, thereby reducing the total amount due under the 7% Notes from $16.5 million to $12.1 million. In November 2009, $135,000 face amount of 4.5% Notes were converted into 6,750 shares of the Debtor’s common stock, thereby reducing the total amount due under the 4.5% Notes from $2.5 million to $2,365,000.
     In October 2009, holders of certain outstanding warrants exercised their warrants resulting in the issuance of 886,372 shares of the Debtor’s common stock. A total of 1,787,498 warrants were retired as a result of the exercises and the Debtor raised $3,651,885 in the aggregate in connection with such exercises.

     On July 22, 2005, the Debtor entered into a three-year strategic alliance agreement (the “Strategic Alliance”) with Quest to develop and commercialize up to three diagnostic tests. In connection with the Strategic Alliance, the Debtor sold 622,500 shares of its common stock and a warrant to purchase 220,000 shares of its common stock at $35 per share to Quest for $14,954,000 in net proceeds. In addition, Quest agreed to provide the Debtor with a $10,000,000 line of credit (the “Quest Credit”), collateralized by certain of the Debtor’s intellectual property, pursuant to the Quest Credit Agreement to pay certain milestones and expenses related to the Strategic Alliance. The Quest Credit is forgivable based upon the achievement of certain milestones related to the development, regulatory approval and commercialization of certain diagnostic tests.
     On November 13, 2006, the Debtor completed the sale of its instrument business to Bio-Rad, Laboratories, Inc. (“Bio-Rad”) which allowed the Debtor to concentrate its resources on developing clinical protein biomarker diagnostic products and services. The net proceeds from the sale of the instrument business and sale of 308,642 shares of the Debtor’s common stock to Bio-Rad amounted to $18,218,000. In connection with the sale of the instrument business, $1.8 million is being held in escrow until the end of November 2009.
     On August 29, 2007, the Debtor completed a private placement sale of 2,451,309 shares of its common stock and warrants to purchase up to an additional 1,961,047 shares of its common stock with an exercise price of $9.25 per share and an expiration date of August 29, 2012, for $20,591,000 in gross proceeds. In this private placement sale, Quest acquired 238,095 shares of the Debtor’s common stock and warrants to purchase 190,476 shares of its common stock at $9.25 per share for $2,000,000.
          c. Organizational Structure. As of the Petition Date, the Debtor had eight wholly owned subsidiaries, one of which had three wholly owned subsidiaries. Eight of the eleven subsidiaries were incorporated in Europe and Asia and were established for the purpose of providing sales, marketing and technical support for the Debtor’s discontinued business in analytical instruments for the life sciences research market. Since the Petition Date, the Debtor has dissolved five of the eight foreign wholly owned subsidiaries. The other three subsidiaries are inactive. None of the Debtor’s subsidiaries are parties to the Reorganization Case.
          d. Employees. As of March 30, 2009, the Debtor had minimum staff, consisting of three employees augmented on an as needed basis by four consultants, focusing on obtaining FDA regulatory clearance of the Debtor’s OVA1 Test. The Debtor’s board of directors has been reduced to three board members.
     3.3 Pending Legal Proceedings
     The nature of the industry in which the Debtor operates tends to expose it to claims brought by the Debtor’s clients in connection with commercial disputes, employment claims made by current or former employees, and claims brought by third parties alleging infringement on their intellectual property rights. To the extent that such claims existed as of the Petition Date, they are now stayed as a result of the filing of the Reorganization Case. The Company is a party to the following legal proceeding, among others:

•	On September 17, 2007, Molecular Analytical Systems (“MAS”) filed a lawsuit naming Vermillion and Bio-Rad as defendants. Under the lawsuit, MAS seeks an unspecified amount of damages and alleges, among other things, that Vermillion is in breach of its license agreement with MAS relating to SELDI technology as a result of Vermillion’s entry into a sublicense agreement with Bio-Rad. Vermillion filed its general denial and affirmative defense on April 1, 2008, and is seeking to have the matter sent to arbitration. Vermillion intends to vigorously defend this action.
     3.4 Capital Structure.
     As of November 2009, Debtor had approximately $31.5 million of indebtedness outstanding.
          a. Quest Secured Claim. On July 22, 2005, the Debtor entered into a $10 million line of credit with Quest pursuant to the Quest Credit Agreement. The Quest Credit Agreement bears interest at a prime rate plus 0.5% and was initially due, subject to forgiveness to the extent the Debtor achieves certain milestones as set forth in the Strategic Alliance, on July 21, 2010. The Quest Credit Agreement is secured by certain assets as provided by the Patent Security Agreement.
     As part of the Final DIP Order, the Debtor assumed the Quest Credit Agreement, as amended, and certain related agreements. Among the amendments, Quest agreed to extend the term of the Quest Credit Agreement for three years until 2013.
          b. Unsecured Notes.
               1. 4.5% Notes. The 4.5% Notes were issued pursuant to the 4.5% Notes Indenture. The 4.5% Notes are unsecured obligations of the Debtor, are convertible into the Debtor’s common shares at $50 per share and matured on September 1, 2009.
               2. 7% Notes. The 7% Notes were issued pursuant to the 7% Notes Indenture. The 7% Notes are unsecured obligations of the Debtor and are convertible into the Debtor’s common shares at $20 per share. Interest on the 7% Notes was reduced to 4% per annum upon the Debtor’s receipt of FDA approval to commercialize its OVA1 Test on September 11, 2009. The 7% Notes mature on September 1, 2011.
          c. Trade Debt. In connection with its operations, the Debtor purchased a variety of goods and services from vendors. Such goods and services have been purchased through purchase orders and other customary procedures used by such vendors in the ordinary course of business.
          d. Common Shares. The Debtor’s authorized shares of common and preferred are 150,000,000 and 5,000,000 shares, respectively. As of November 20, 2009, 7,497,000 shares of its common stock were issued and outstanding. Additionally, (i) 7,860,205 shares of its common stock were reserved for future issuance to employees, directors and employees pursuant to the Debtor’s employee stock plans, (ii) 20,458 common shares are reserved for issuance upon conversion of the 4.5% Notes and (iii) 605,000 common shares are reserved for issuance upon conversion of the 7% Notes.
          e. Stock Information. The Debtor is a reporting company under Section 12(b) of the Securities and Exchange Act of 1934. The Debtor’s common stock is publicly traded on the OTC Bulletin Board under symbol “VRMLQ.PK”
ARTICLE IV
KEY EVENTS LEADING TO THE
COMMENCEMENT OF THE REORGANIZATION CASE
     4.1 Financial Challenges.
     For several years, the Debtor has faced a number of challenges, most significantly its over-leveraged balance sheet, which has impaired its ability to achieve profitability and maintain liquidity. Ultimately, these challenges necessitated the commencement of the Reorganization Case.
          a. Challenging Market Conditions. On July 2, 2008, the Debtor engaged ThinkPanmure LLC, a global growth company investment bank, to assist the Debtor with identifying and evaluating strategic alternatives intended to enhance the potential of its peripheral artery disease blood test and OVA1 Test, and its pipeline of proprietary biomarkers. Following extensive efforts, the Debtor was unsuccessful in closing any such transaction and no additional sources of capital could be identified.
          b. Negotiations with Holders of the 4.5% Notes. On November 13, 2008, the holders of the 4.5% Notes agreed to extend the maturity of the 4.5% Notes from September 1, 2008 to September 1, 2009 and to waive past defaults, in exchange for certain extensions and an adjustment to the conversion rate to 20 shares per $1,000 principal amount of the 4.5% Notes, which is equal to a conversion price of $50 per share.
          c. Negotiations with Note Holders. In connection with the Debtor’s efforts to evaluate all potential restructuring alternatives, the Debtor entered into negotiations with the holders of the 4.5% Notes and the 7% Notes respecting a possible restructuring, including for the holders to defer interest on their 4.5% Notes and the 7% Notes while the Debtor’s OVA1 Test application was pending before the FDA. These negotiations were unsuccessful and on March 31, 2009, the Debtor filed its voluntary petition for relief under chapter 11, commencing its Reorganization Case.
     4.2 Impact of Government Regulations on the Debtor’s Profitability.
     To become profitable, the Debtor needs to complete development of key diagnostic tests, obtain FDA approval and successfully commercialize its products. A significant portion of the Debtor’s expenses relates to FDA approval and compliance with FDA regulations. Failure to obtain timely FDA clearance of the Debtor’s diagnostic tests has and may continue to adversely affect the Debtor’s liquidity and financial condition.

ARTICLE V
THE REORGANIZATION CASE
     5.1 First Day Orders.
     On the Petition Date, the Debtor filed a series of motions seeking various relief from the Bankruptcy Court designed to minimize any disruption of business operations and to facilitate its reorganization.
          a. Case Administration Orders. The Bankruptcy Court issued orders: (i) granting an extension of time to file the Debtor’s schedules and statements and (ii) appointing the Voting and Claims Agent.
          b. Financial Operations. The Bankruptcy Court issued orders allowing the Debtor to (i) maintain its existing bank accounts and forms, (ii) continue to use existing investment guidelines, and (iii) continue its cash management system.
          c. Counsel. The Bankruptcy Court issued orders authorizing the Debtor to retain Womble Carlyle Sandridge & Rice, PLLC as general bankruptcy counsel and Paul, Hastings, Janofsky & Walker LLP as special counsel to the Debtor.
     5.2 Creditors’ Committee.
     On May 4, 2009, the U.S. Trustee, pursuant to its authority under section 1102 of the Bankruptcy Code, appointed the Creditors’ Committee.
     The current members of the Creditors’ Committee are:
U.S. Bank N.A., Attn: Timothy Sandell
Deerfield Management, Attn: Alexander T. Karnal Oaktree
Capital Management, L.P., Attn: Andrew Watts
          The Creditors’ Committee has retained Olshan Grundman Frome Rosenweig & Wolosky, LLP and Potter Anderson & Corroon LLP as counsel to the Committee.
     On November 3, 2009 the Creditors’ Committee retained NachmanHaysBrownstein, Inc. as its financial advisor.
     5.3 Meeting of Creditors.
     The meeting of creditors pursuant to section 341 of the Bankruptcy Code took place on May 11, 2009 at the J. Caleb Boggs Federal Building, 844 King Street, Wilmington, Delaware 19801. In accordance with Bankruptcy Rule 9001(5) which requires, at a minimum, that one representative of the Debtor appear at such meeting of creditors for the purpose of being examined under oath by a representative of the U.S. Trustee and by any attending parties in interest, a representative of the Debtor, and counsel to the Debtor attended the meeting and answered questions posed by the U.S. Trustee and other parties in interest present at the meeting.
     5.4 Creditors’ Committee Participation Throughout This Reorganization Case
     Since the formation of the Creditors’ Committee, the Debtor has kept the Creditors’ Committee informed about their business operations and have sought the concurrence of the Creditors’ Committee in connection with certain actions and transactions taken by the Debtor outside of the ordinary course of business. Most importantly, the Debtor and the Creditors’ Committee engaged in extensive, arms’ length discussions and negotiations concerning the Debtor’s restructuring and the Plan, including the allocation of recoveries under the Plan, and reached consensus on the treatment of General Unsecured Claims under the Plan.
     5.5 Schedules and Bar Date.
     On June 11, 2009, the Debtor filed its schedules of assets and liabilities, schedules of current income and expenditures, schedules of executory contracts and unexpired leases and statements of financial affairs pursuant to the Bankruptcy Rules and orders of the Bankruptcy Court.
     On November 6, 2009, the Debtor requested that the Bankruptcy Court enter an order establishing the last date and time (the “Bar Date”) for each person or entity to file Proofs of Claim based on prepetition Claims against the Debtor. In accordance with this order, the Debtor will mail a notice of the Bar Date and a Proof of Claim form to all known holders of Claims.
     5.6 Approval of Incentive Plan.
     In order to retain and incent the Debtor’s three directors with the goals of obtaining FDA approval of the OVA1 Test and maximizing the value of its assets, the Debtor filed its application seeking approval of the Incentive Plan. Payments due under the Incentive Plan are triggered upon the occurrence of a “Qualified Transaction,” defined as including the closing of any sale pursuant to section 363 of the Bankruptcy Code or the effectiveness of a plan of reorganization pursuant to section 1129 of the Bankruptcy Code.
     After substantial negotiations, including with Quest and the Creditors’ Committee, on June 23, 2009, the Bankruptcy Court entered an order that provides that (i) payments under the Incentive Plan are to be based on the following: (A) the gross proceeds of asset sales, both prior to and after FDA approval of the OVA1 Test and (B) the value of the consideration — cash, debt and equity — distributed pursuant to a Confirmed Plan, collectively, the “Qualified Transaction Proceeds,” as follows (a) $0 to $3,000,000 — 0%; (b) $3,000,001 — $10,000,000 — 6%; and (c) amounts greater than $10,000,001 — 8%; (ii) to the extent that the Debtor retains an investment banker respecting any “Qualified Transaction,” the amount of the Incentive Plan payments otherwise to be paid as set forth in the Incentive Plan (i) shall be reduced by the amount of the investment banker’s fees, as allowed and approved by the Bankruptcy Court; (iii) notwithstanding (i) above, no Incentive Plan payments shall be earned or paid respecting any asset sales in which the holder of a claim, validly perfected and secured by property sold in such asset sale, is the purchaser and such purchaser offsets the entire purchase price by some or all of its validly perfected secured claim pursuant to section 363(k) of the Bankruptcy Code; and (iv)

the total Incentive Plan payments (calculated as per (i) and (iii) above less any reduction as per (ii) above) shall be allocated to the Debtor’s three directors, Gail S. Page, James S. Burns and John F. Hamilton, on a 50% — 25% — 25% basis respectively, or as otherwise may be agreed in writing by Mrs. Page and Messrs. Burns and Hamilton.
     5.7 Debtor in Possession Financing.
     The Debtor sought approval to enter into a secured lending facility (the “DIP Facility”) with Quest pursuant to which the Debtor may obtain a loan in the maximum amount of $1,500,000 to be used in accordance with the budget provided therein. On September 29, 2009, the Bankruptcy Court entered an order (the “Interim DIP Order”) authorizing the Debtor to borrow up to $900,000. On October 16, 2009, the Bankruptcy Court entered an order (the “Final DIP Order”) approving on a final basis the $1,500,000 DIP Facility.
     As part of the Final DIP Order, the Debtor assumed the Strategic Alliance, as amended, and certain related agreements. Among the amendments, Quest agreed to extend the term of the Strategic Alliance to three years following the effective date of the amendment, extend the debt forgiveness milestones for the same period and to waive certain prior defaults. On the Effective Date, the amount of the Quest Secured Claim will be reduced from $10 million to $6 million.
     5.8 Conversion of the 4.5% Notes.
     On September 1, 2009, the 4.5% Notes matured. Accordingly, for purposes of treatment and voting, the 4.5% Notes are treated as a separate Class under the Plan.
     5.9 FDA Approval.
     As of the Petition Date, the Debtor had multiple diagnostic tests in development. Generally, certain categories of medical devices, including the OVA1 Test require FDA 510(k) clearance, or 510(k) de novo clearance or pre-market approval.
     In June 2008, the Debtor submitted a 510(k) pre-market notification to the FDA requesting regulatory clearance of its OVA1 Test, and ultimately obtained approval to commercialize the OVA1 Test on September 11, 2009. Since obtaining FDA approval, the Debtor has been working diligently with Quest to bring the OVA1 Test to market. The Debtor and Quest hope to begin marketing the OVA1 Test in early 2010.
ARTICLE VI
THE PLAN OF REORGANIZATION
     6.1 Introduction.
     The Debtor believes that (i) through the Plan, holders of Allowed Claims and Equity Interests will receive a greater recovery from its estate than the recovery that they would receive in a liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (ii) the Plan will afford the Debtor the opportunity and ability to continue in business as a viable going concern and preserve ongoing employment for the Debtor’s employees.

     The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.
     Statements as to the rationale underlying the treatment of Claims and Equity Interests under the Plan are not intended to, and shall not, waive, compromise or limit any rights, claims or causes of action in the event the Plan is not confirmed.
6.2	Classification and Treatment of Claims and Equity Interests Under the Plan of Reorganization.
     One of the key concepts under the Bankruptcy Code is that only claims and equity interests that are “allowed” may receive distributions under a chapter 11 plan. This term is used throughout the Plan and the descriptions below. In general, an “allowed” claim or “allowed” equity interest simply means that the debtor agrees, or in the event of a dispute, that the Bankruptcy Court determines, that the claim or equity interest, and the amount thereof, is in fact a valid obligation of the debtor. Section 502(a) of the Bankruptcy Code provides that a timely filed claim or equity interest is automatically “allowed” unless the debtor or other party in interest objects. However, section 502(b) of the Bankruptcy Code specifies certain claims that may not be “allowed” in bankruptcy even if a proof of claim is filed. These include, but are not limited to, claims that are unenforceable under the governing agreement between a debtor and the claimant or applicable non-bankruptcy law, claims for unmatured interest, property tax claims in excess of the debtor’s equity in the property, claims for services that exceed their reasonable value, real property lease and employment contract rejection damage claims in excess of specified amounts, late-filed claims and contingent claims for contribution and reimbursement. Additionally, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor’s schedules or is listed as disputed, contingent or unliquidated, if the holder has not filed a proof of claim or equity interest before the established deadline.
     The Bankruptcy Code requires that, for purposes of treatment and voting, a chapter 11 plan divide the different claims against, and equity interests in, the debtor into separate classes based upon their legal nature. Claims of a substantially similar legal nature are usually classified together, as are equity interests of a substantially similar legal nature. Because an entity may hold multiple claims and/or equity interests which give rise to different legal rights, the “claims” and “equity interests” themselves, rather than their holders, are classified.
     Under a chapter 11 plan of reorganization, the separate classes of claims and equity interests must be designated either as “impaired” (affected by the plan) or “unimpaired” (unaffected by the plan). If a class of claims is “impaired,” the Bankruptcy Code affords certain rights to the holders of such claims, such as the right to vote on the plan, and the right to receive, under the chapter 11 plan, no less value than the holder would receive if the debtor were liquidated in a case under chapter 7 of the Bankruptcy Code. Under section 1124 of the Bankruptcy Code, a class of claims or interests is “impaired” unless the plan (i) does not alter the legal, equitable and contractual rights of the holders or (ii) irrespective of the holders’ acceleration rights, cures all defaults (other than those arising from the debtor’s insolvency, the commencement of the case or nonperformance of a non-monetary obligation), reinstates the maturity of the claims or interests in the class, compensates the holders for actual damages incurred as a result of their reasonable reliance upon any acceleration rights and does not otherwise alter their legal, equitable and contractual rights. Typically, this means that the holder of an unimpaired claim will receive on the later of the consummation date or the date on which amounts owing are actually due and payable, payment in full, in cash, with postpetition interest to the extent appropriate and provided for under the governing agreement (or if there is no agreement, under applicable non-bankruptcy law), and the remainder of the debtor’s obligations, if any, will be performed as they come due in accordance with their terms. Thus, other than its right to accelerate the debtor’s obligations, the holder of an unimpaired claim will be placed in the position it would have been in had the debtor’s case not been commenced.
     Pursuant to section 1126(f) of the Bankruptcy Code, holders of unimpaired claims or interests are “conclusively presumed” to have accepted the plan. Accordingly, their votes are not solicited. Under the Plan, Claims in Class 1 (Other Priority Claims) and Class 2 (Quest Secured Claim) and Equity Interests in Class 7 (Equity Interests) are unimpaired, and therefore, the holders of all such Claims and Equity Interest are “conclusively presumed” to accept the Plan.
     Under the Plan, Claims in Class 3 (4.5% Notes Unsecured Claims), Class 4 (7% Notes Unsecured Claims), Class 5 (General Unsecured Claims) and Class 6 (Notes Interest Claims) are impaired, and therefore, holders of Claims in such Classes are entitled to vote to accept or reject the Plan.
     Under certain circumstances, a class of claims or equity interests may be deemed to reject a plan of reorganization. For example, a class is deemed to reject a plan of reorganization under section 1126(g) of the Bankruptcy Code if the holders of claims or interests in such class do not receive or retain property under the plan on account of their claims or equity interests. In such case, the debtor is required to demonstrate that the plan satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to such classes. Among these are the requirements that the plan be “fair and equitable” with respect to, and not “discriminate unfairly” against, the claims and equity interests in such classes. For a more detailed description of the requirements for confirmation, see Section 18.2 below, entitled “Requirements for Confirmation of the Plan of Reorganization.”
     Consistent with these requirements, the Plan divides the Allowed Claims against, and Equity Interests in, the Debtor into the following Classes:

Class	Designation	Impairment	Entitled to Vote

Class 1	Other Priority Claims	Unimpaired	No (deemed to accept)

Class 2	Quest Secured Claim	Unimpaired	No (deemed to accept)

Class 3	4.5% Notes Unsecured Claims	Impaired	Yes

Class 4	7% Notes Unsecured Claims	Impaired	Yes

Class 5	General Unsecured Claims	Impaired	Yes

Class 6	Notes Interest Claims	Impaired	Yes

Class 7	Equity Interests	Unimpaired	No (deemed to accept)

          a. Unclassified Administrative Expense Claims. Administrative Expense Claims include any right to payment constituting a cost or expense of administration of the Reorganization Case Allowed under sections 330, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor’s estate, (b) any actual and necessary costs and expenses of operating the Debtor’s businesses, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Reorganization Case, including, without limitation, all indebtedness and obligations arising under the DIP Agreement (d) Claims, pursuant to section 503(b)(9) of the Bankruptcy Code, for the value of goods received by the Debtor in the 20 days immediately prior to the Petition Date and sold to the Debtor in the ordinary course of the Debtor’s businesses, (e) all payments contemplated under the Incentive Plan, and (f) all reasonable and customary fees and expenses of the Indenture Trustee, as provided in the Unsecured Notes Indentures, without the need for application to or approval of the Bankruptcy Court. Any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and will be paid in accordance with section 13.7 of the Plan.
     Except to the extent that any Person entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim, on the later of the Effective Date, the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession shall be paid in full and performed by the Debtor in Possession or the Reorganized Debtor, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions; provided, further, that if any such ordinary course expense is not billed or a request for payment is not made within ninety (90) days after the Effective Date, claims for payment of such an ordinary course expense shall be barred.
          b. Priority Tax Claims. A Priority Tax Claim is any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
     Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim, if any, shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole option of the Debtor or the Reorganized Debtor, (a) on the Effective Date, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Priority Tax Claim or, (b) commencing on the Effective Date, or as soon thereafter as is practicable, and continuing over a period not exceeding five (5) years from and after the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Plan is confirmed, subject to the sole option of the Debtor or the Reorganized Debtor to prepay the entire amount of the Allowed

Priority Tax Claim. All Allowed Priority Tax Claims, if any, that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.
          c. Professional Compensation and Reimbursement Claims. All Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or Allowing any such Professional Compensation and Reimbursement Claim. Holders of such Professional Compensation and Reimbursement Claims that are required to file and serve applications for final allowance of their Professional Compensation and Reimbursement Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtor, the Reorganized Debtor or their respective properties, and such Professional Compensation and Reimbursement Claims shall be deemed discharged as of the Effective Date. Objections to any such Claims must be filed and served on the Reorganized Debtor and its counsel and the requesting party no later than thirty (30) days (or such larger period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Professional Compensation and Reimbursement Claims was filed and served. The Reorganized Debtor is authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.
          d. Classified Claims and Equity Interests
               1. Other Priority Claims (Class 1). Under the Plan, Other Priority Claims include Claims entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code, such as certain wage, salary and other compensation obligations to employees of the Debtor up to a statutory cap of $10,950 per employee.
     Class 1 is Unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
     Except to the extent that a holder of an Allowed Other Priority Claim and the Debtor or the Reorganized Debtor agree to a different treatment, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Other Priority Claim, Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date, the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable. All Allowed Other Priority Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

               2. Quest Secured Claim (Class 2). Under the Plan, the Quest Secured Claim consists of the Claim arising under the Quest Agreements. The Debtor estimates that on the Effective Date, the Allowed amount of such Claim will aggregate approximately $6 million plus accrued and unpaid interest required to be paid pursuant to the Quest Agreements.
     Class 2 is Unimpaired by the Plan. Each holder of an Allowed Quest Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
     In full satisfaction, settlement and discharge of and in exchange for the Allowed Quest Secured Claim, the Allowed Quest Secured Claim shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or soon thereafter as practicable.
               3. 4.5% Notes Unsecured Claims (Class 3). Under the Plan, 4.5% Notes Unsecured Claims include Claims arising under the 4.5% Notes Indenture. The Debtor estimates that on the Distribution Date, the Allowed amount of such Claims will aggregate $2,365,000 plus accrued and unpaid interest required to be paid pursuant to the 4.5% Notes Indenture.
     Class 3 is Impaired by the Plan. Accordingly, each holder of an Allowed 4.5% Notes Unsecured Claim is entitled to vote to accept or reject the Plan.
     In full satisfaction, settlement and discharge of and in exchange for each Allowed 4.5% Notes Unsecured Claim, at the sole and exclusive election of each holder of an Allowed 4.5% Notes Unsecured Claim, (i) each holder of an Allowed 4.5% Notes Unsecured Claim shall receive Cash in an amount equal to such Allowed 4.5% Notes Unsecured Claim on the Distribution Date or (ii) each Allowed 4.5% Notes Unsecured Claim shall be converted into shares of New Common Stock of the Reorganized Debtor in an amount equal to the amount of such Allowed 4.5% Notes Claim at the lower of a conversion price of (i) $20 per share or (ii) ___% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $____ per share.
               4. 7% Notes Unsecured Claims (Class 4). Under the Plan, 7% Notes Unsecured Claims include Claims arising under the 7% Notes Indenture. The Debtor estimates that on the Distribution Date, the Allowed amount of such Claims will aggregate $12.1 million plus accrued and unpaid interest required to be paid pursuant to the 7% Notes Indenture.
     Class 4 is Impaired by the Plan. Accordingly, each holder of an Allowed 7% Notes Unsecured Claim is entitled to vote to accept or reject the Plan.
     In full satisfaction, settlement and discharge of and in exchange for each 7% Notes Unsecured Claim, at the sole and exclusive election of each holder of an Allowed 7% Notes Unsecured Claim, each Allowed 7% Notes Unsecured Claim shall either be (i) Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or as soon thereafter as is practicable or (ii) converted into shares of New Common Stock of the Reorganized Debtor in an amount equal to the amount of such Allowed 7% Notes

Unsecured Claim at the lower of a conversion price of (A) $20 per share or (B) ___% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of
$___ per share.
               5. General Unsecured Claims (Class 5). Under the Plan, General Unsecured Claims include any Unsecured Claim other than the Unsecured Notes Claims. The Debtor estimates that on the Distribution Date, the Allowed amount of such General Unsecured Claims will aggregate approximately $2 million.
     Class 5 is Impaired by the Plan. Accordingly, each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.
     In full satisfaction, settlement and discharge of and in exchange for each Allowed General Unsecured Claim, at the sole and exclusive election of each holder of an Allowed General Unsecured Claim, (i) each holder of an Allowed General Unsecured Claim shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the Distribution Date or (ii) each holder of an Allowed General Unsecured Claim shall receive shares of New Common Stock of the Reorganized Debtor on the Distribution Date in an amount equal to such Allowed General Unsecured Claim at the lower of a price of (A) $20 per share or (B) ___% of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $___ per share.
               6. Notes Interest Claims (Class 6). Under the Plan, Notes Interest Claims include any Claim for the payment of interest for any of the Unsecured Notes that were converted prior to the Effective Date. The Debtor estimates that on the Distribution Date, the Allowed amount of such Claims will aggregate approximately $1-1.5 million.
     Class 6 is Impaired by the Plan. Accordingly, each holder of a Notes Interest Claim is entitled to vote to accept or reject the Plan.
     In full satisfaction, settlement and discharge of and in exchange for each Allowed Notes Interest Claim, each holder of an Allowed Notes Interest Claim shall receive shares of New Common Stock of the Reorganized Debtor in an amount equal to such Allowed Notes Interest Claim at the lower of a price of (i) $20 per share or (ii) ___% of the of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $ ____ per share.
               7. Equity Interests (Class 7). Under the Plan, Equity Interests include all instruments evidencing an ownership interest in the Debtor, whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests, all as of the Effective Date.
     Class 7 is Unimpaired by the Plan. Each holder of an Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
     In full satisfaction, settlement and discharge of and in exchange for each Allowed Equity Interest, each Allowed Equity Interest shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or soon thereafter as practicable and shall be deemed to have been Distributed equity interests in the Reorganized Debtor with identical rights and privileges as their existing equity interests in the Debtor.
          e. Special Provision Regarding Unimpaired Claims. Except as otherwise explicitly provided in the Plan, nothing therein will be deemed to be a waiver or relinquishment of any rights, counterclaims or defenses the Debtor or the Reorganized Debtor may have, whether at law or in equity, with respect to any Unimpaired Claim or Equity Interest.
ARTICLE VII
MEANS OF IMPLEMENTING THE PLAN
     7.1 Continued Corporate Existence.
     Except as otherwise provided in the Plan, the Debtor, as the Reorganized Debtor, will continue to exist after the Effective Date as a corporate entity, with all the powers of a corporation, pursuant to the laws of the State of Delaware and pursuant to its certificate of incorporation and bylaws in effect prior to the Effective Date, except with respect to the Postconfirmation Organizational Documents (or other formation documents) that are amended by the Plan, the Plan Supplement or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.
     7.2 Restructuring and Other Transactions.
          a. Issuance of New Common Stock. The issuance by the Reorganized Debtor of the New Common Stock on and after the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Equity Interests. As provided in the Postconfirmation Organizational Documents, which are incorporated herein by reference, New Common Stock may be issued in more than one series, shall be identical in all respects, and shall have equal rights and privileges. In compliance with 1123(a)(6) of the Bankruptcy Code, the Postconfirmation Organizational Documents shall provide that the Reorganized Debtor shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code.
          b. New Money Investment. On the Effective Date, the New Money Investors shall invest $         million in New Common Stock. The terms of the New Money Investment are set forth in the Investment Agreement, which will be included in the Plan Supplement. The New Common Stock voting rights will be commensurate with ownership, except with respect to selections of the board of directors as described in Section 9.2 of the Plan.

ARTICLE VIII
PLAN PROVISIONS GOVERNING DISTRIBUTION
     8.1 Distributions on Allowed Unsecured Claims.
     Distributions with respect to holders of Allowed Unsecured Claims will only be made on each Distribution Date. All Allowed Unsecured Claims held by a single creditor against the Debtor will be aggregated and treated as a single Unsecured Claim against the Debtor. At the written request of the Reorganized Debtor, any creditor holding multiple Allowed Unsecured Claims will provide the Reorganized Debtor a single address to which any Distributions will be sent.
     8.2 Fractional Shares.
     Fractional shares of New Common Stock will not be issued under the Plan, but in lieu thereof the Disbursing Agent will round up fractional shares to the next highest whole number.
     8.3 Date of Distributions.
     In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date.
     8.4 Disbursing Agent.
     All Distributions under the Plan will be made by the Voting and Claims Agent.
     8.5 Delivery of Distributions.
          a. Distributions to Last Known Address. Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim will be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, as applicable, unless the Debtor or the Reorganized Debtor has been notified in writing of a change of address by the filing of a Proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. Nothing in the Plan will require the Debtor or the Reorganized Debtor to attempt to locate any holder of an Allowed Claim or Allowed Administrative Claim.
          b. Distributions to Indenture Trustee. The Indenture Trustee will be the Disbursing Agent for the respective Unsecured Notes Claims. Accordingly, Distributions for the benefit of the holders of such Claims shall be made to the Indenture Trustee under the applicable Unsecured Notes Indenture. The Indenture Trustee shall, in turn, promptly administer the Distribution to the holders of such Allowed Unsecured Notes Claims in accordance with the Plan and the applicable Unsecured Notes Indenture.

     8.6 Unclaimed Distributions.
     All Distributions under the Plan that are unclaimed for a period of ninety (90) days after Distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtor notwithstanding state escheat or other similar laws to the contrary and any entitlement of any holder of any Claims to such Distributions shall be extinguished and forever barred.
     8.7 Distribution Record Date.
     The Claims register shall be closed on the Distribution Record Date, and any subsequent transfer of any Claim shall be prohibited. The Debtor and the Reorganized Debtor shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on such date.
     8.8 Manner of Payment.
     At the option of Debtor or Reorganized Debtor, any Cash payment to be made hereunder may be made by a check or wire transfer, or as otherwise required or provided in applicable agreements.
     8.9 Limitation on Cash Distributions.
     No payment of Cash less than one-hundred dollars ($100) will be made to any holder of an Allowed Claim unless a request for such payment is made in writing to Reorganized Debtor within thirty (30) days after the Effective Date.
     8.10 Setoffs and Recoupment.
     The Debtor may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claim they may have against such claimant.
     8.11 Allocation of Plan Distributions Between Principal and Interest.
     To the extent that any Allowed Claim entitled to a Distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

ARTICLE IX
PROCEDURES FOR TREATING DISPUTED CLAIMS
     9.1 Objections.
     As of the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Debtor may be interposed and prosecuted only by the Reorganized Debtor. Such objections and requests for estimation shall be served on the respective claimant and filed with the Bankruptcy Court on or before the latest of: (i) one hundred twenty (120) days after the Effective Date or (ii) such later date as may be fixed by the Bankruptcy Court (the “Objection Deadline”); provided, however, that with respect to Claims that, as of the Objection Deadline, are subject to a pending claim objection, contested matter, or adversary proceeding (an “Initial Objection”) wherein the Reorganized Debtor’s objection to such claim is ultimately denied, the Objection Deadline shall be extended to the latter of: (a) sixty (60) days from the date on which the Bankruptcy Court enters an order denying such Initial Objection or (b) sixty (60) days from the date on which any appellate court enters a Final Order reversing or vacating an order of the Bankruptcy Court granting such Initial Objection; provided, further, that with respect to Claims that (i) are filed (whether as an amended Claim, new Claim, or otherwise) after the Effective Date, and (ii) that are not otherwise subject to adjustment, expunction or disallowance pursuant to Article VII of the Plan, the Objection Deadline shall be one hundred twenty (120) days after the date on which such Claim was filed. Nothing herein shall affect the Debtor’s or the Reorganized Debtor’s ability to amend the Schedules in accordance with the Bankruptcy Code and the Bankruptcy Rules.
     9.2 Adjustment to Certain Claims Without a Filed Objection.
     Any Claim that has been settled, paid and satisfied, or amended and superseded, may be adjusted or expunged on the Claims register by the Reorganized Debtor without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court. In addition, all Claims filed by a current or former employee of the Debtor on account of a benefit arising out of a benefit plan will be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtor elects to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.
     9.3 No Distributions Pending Allowance.
     Notwithstanding any other provision of the Plan, if any portion of a Claim or Administrative Expense Claim is Disputed, no payment or Distribution provided in the Plan will be made on account of such Claim or Administrative Expense Claim unless and until such Disputed Claim or Disputed Administrative Expense Claim becomes Allowed.
     9.4 Distributions After Allowance.
     To the extent that a Disputed Claim or Disputed Administrative Expense Claim ultimately becomes an Allowed Claim or Allowed Administrative Expense Claim, Distributions

(if any) will be made to the holder of such Allowed Claim or Allowed Administrative Expense Claim in accordance with the provisions of the Plan.
     9.5 Resolution of Administrative Expense Claims and Claims.
     On and after the Effective Date, Reorganized Debtor will have the authority to compromise, settle or otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims against the Debtor and to compromise, settle or otherwise resolve any Disputed Administrative Expense Claims and Disputed Claims against the Debtor without approval of the Bankruptcy Court.
     9.6 Estimation of Claims.
     The Debtor or the Reorganized Debtor may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Reorganized Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, the amount so estimated will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or the Reorganized Debtor may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.
     9.7 Interest.
     To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon, except as may be required by Final Order or applicable bankruptcy and non-bankruptcy law.
     9.8 Disallowance of Certain Claims.
     Any Claims held by Persons from which property is recoverable under section 542, 543, 550 or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any Distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtor by that Person have been turned over or paid to the Reorganized Debtor.

     9.9 Indenture Trustee as Claim Holder.
     Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtor will recognize Proofs of Claim timely filed by the Indenture Trustee in respect of any Claims under the Unsecured Notes Indentures. Accordingly, any Claim arising under the Unsecured Notes Indentures, proof of which is filed by the registered or beneficial holder of Unsecured Notes, will be disallowed as duplicative of the Claim of the Indenture Trustee, without any further action of the Bankruptcy Court.
     9.10 Offer of Judgment.
     The Reorganized Debtor is authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 will apply to such offer of judgment. To the extent the holder of a Claim must pay the costs incurred by the Reorganized Debtor after the making of such offer, the Reorganized Debtor will be entitled to setoff such amounts against the amount of any Distribution to be paid to such holder without any further notice to or action, order or approval of the Bankruptcy Court.
     9.11 Amendments to Claims.
     On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtor, and any such new or amended Claim filed without prior authorization will be deemed disallowed in full and expunged without any further action.
ARTICLE X
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     10.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.
     Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any person or entity will be deemed assumed by the Debtor as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date or (iii) that is specifically designated as a contract or lease to be rejected on Schedules 8.1(A) (executory contracts) or 8.1(B) (unexpired leases), which schedules shall be contained in the Plan Supplement; provided, however, that the Debtor reserves the right, on or prior to the Effective Date, to amend Schedules 8.1(A) and 8.1(B) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) will be deemed to be, respectively, either assumed or rejected as of the Effective Date. The Debtor will provide notice of any amendments to Schedules 8.1(A) and/or 8.1(B) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 8.1(A) or 8.1(B) will not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder.
10.2	Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.
     Entry of the Confirmation Order will, subject to and upon the occurrence of the Effective Date, constitute approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to section 8.2 of the Plan, and of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.2 of the Plan.
     10.3 Inclusiveness.
     Unless otherwise specified on Schedules 8.1(A) or 8.1(B) of the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein will include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.1(A) or 8.1(B) of the Plan Supplement.
     10.4 Cure of Defaults.
     Except to the extent that a different treatment has been agreed to by the parties, within thirty (30) days after the Effective Date, the Reorganized Debtor will cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured will be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties. Notwithstanding Section 8.1 of the Plan, Debtor will retain the right to reject any of their executory contracts or unexpired leases that are the subject of a dispute concerning amounts necessary to cure any defaults, in which event the Reorganized Debtor will make its election to reject such executory contracts and unexpired leases within thirty (30) days of the entry of a Final Order determining the amount required to be cured.
10.5	Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.
     Proofs of Claim for damages arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served upon the attorneys for the Debtor or, on and after the Effective Date, the Reorganized Debtor, no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order, (c) notice of an amendment to Schedules 8.1(A) or (B) of the Plan Supplement (solely with respect to the party directly affected by such modification) or (d) notice of the Debtor’s election to reject as described in the preceding paragraphs. All such Proofs of Claim not filed within such time will be forever barred from assertion against the Debtor and its estate or the Reorganized Debtor and its property.

     10.6 Indemnification Obligations.
     Subject to the occurrence of the Effective Date, the obligations of the Debtor as of the Petition Date to indemnify, defend, reimburse or limit the liability of directors, officers or employees against any claims or causes of action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, will survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.
     10.7 Insurance Policies.
     Unless specifically rejected by order of the Bankruptcy Court, all of the Debtor’s Insurance Policies that are executory, if any, and any agreements, documents or instruments relating thereto, will be assumed under the Plan. Nothing contained in this section will constitute or be deemed a waiver of any Cause of Action that the Debtor or the Reorganized Debtor may hold against any entity, including, without limitation, the insurer, under any of the Debtor’s policies of insurance or otherwise diminish or impair the enforceability of any insurance policy that might cover Claims against the Debtor (including, without limitation, its officers and directors) or any other Person..
     10.8 Benefit Plans.
     Notwithstanding anything contained in the Plan to the contrary, unless rejected by order of the Bankruptcy Court, the Reorganized Debtor will continue to honor, in the ordinary course of business, all employee compensation and Benefit Plans of the Debtor, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated.
     10.9 Retiree Benefits.
     On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtor will continue to pay all retiree benefits of the Debtor (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtor had obligated itself to provide such benefits and subject to the right of the Reorganized Debtor to modify or terminate such retiree benefits in accordance with the terms thereof.
     Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation and by-laws, of the Debtor, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date.

ARTICLE XI
CORPORATE GOVERNANCE AND MANAGEMENT
OF THE REORGANIZED DEBTOR
     11.1 General.
     On the Effective Date, the management, control, and operation of the Reorganized Debtor shall become the general responsibility of the Postconfirmation Board.
     11.2 Postconfirmation Board.
     The Postconfirmation Board shall initially consist of four (4) members, whose identifies, affiliations and the amount of compensation, in their capacity as directors, shall be disclosed in the Plan Supplement. The directors of the Debtor immediately prior to the Effective Date who are not otherwise appointed as members of the Post Confirmation Board, shall be deemed to have resigned from the Board of Directors as of the Effective Date.
     11.3 Filing of Postconfirmation Organizational Documents.
     On the Effective Date, or as soon thereafter as practicable, to the extent necessary, the Reorganized Debtor will file its Postconfirmation Organizational Documents, as required or deemed appropriate, with the appropriate Persons in its jurisdictions of incorporation or establishment.
     11.4 Officers of the Reorganized Debtor.
     The officers of the Debtor immediately prior to the Effective Date will serve as the initial officers of the Reorganized Debtor on and after the Effective Date. Such officers will serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtor and the Postconfirmation Organizational Documents.
     11.5 Long-Term Incentive Plan.
     On the Effective Date, the Reorganized Debtor shall be deemed to have adopted the Long-Term Incentive Plan. Entry of the Confirmation Order shall constitute such approval.
ARTICLE XII
CONDITIONS PRECEDENT TO EFFECTIVE DATE
     12.1 Conditions Precedent to Effectiveness.
     The Effective Date will not occur, and the Plan will not become effective, unless and until the following conditions are satisfied in full or waived in accordance with Section 10.1 of the Plan:

          a. The Confirmation Order, in form and substance acceptable to the Debtor, will have been entered and become a Final Order or, if not a Final Order, is not subject to any stay;
          b. All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan will be effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtor; and
          c. All authorizations, consents and regulatory approvals, if any, required by the Debtor in connection with the consummation of the Plan have been obtained and not revoked.
     12.2 Waiver of Conditions.
     Each of the conditions precedent in Section 10.1 of the Plan may be waived, in whole or in part, by Debtor. Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.
     12.3 Satisfaction of Conditions.
     Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date will take place and will be deemed to have occurred simultaneously, and no such action will be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in Section 10.1 of the Plan have not occurred or otherwise been waived pursuant to Section 10.2 of the Plan, (a) the Confirmation Order will be vacated, (b) the Debtor and all holders of Claims and interests, including any Equity Interests, will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtor’s obligations with respect to Claims and Equity Interests will remain unchanged and nothing contained herein will constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.
ARTICLE XIII
EFFECT OF CONFIRMATION
     13.1 Vesting of Assets.
     On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, the Debtor, its properties and interests in property and its operations will be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the estate of the Debtor will vest in the Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, subject to the terms and conditions of the Plan.

     13.2 Binding Effect.
     Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan will bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a Distribution under the Plan.
     13.3 Discharge of the Debtor.
     Upon the Effective Date, in consideration of the Distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any Affiliate of such holder will be deemed to have forever waived, released and discharged the Debtor, the Debtor in Possession, the Reorganized Debtor or any of their respective assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons will be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or Equity Interest in the Debtor based on any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Effective Date. The Reorganized Debtor shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtor has as fully as if the chapter 11 case had not been commenced, and all of the Reorganized Debtor’s legal and equitable rights respecting any claim that are not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the chapter 11 case had not been commenced.
     13.4 Reservation of Causes of Action/Reservation of Rights.
     Nothing contained in the Plan shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtor or the Reorganized Debtor may have or may choose to assert against any Person other than the Released Parties.
     13.5 Exculpation.
     None of the Exculpated Parties, and the Exculpated Parties’ respective current or former officers, directors, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors and attorneys, and each of their respective agents and representatives (but, in each case, solely in connection with their official capacities in the Reorganization Case), will have or incur any liability for any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Case, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Case, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing will not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such parties from liability.
     13.6 Limited Releases.
     Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, the Debtor and the Reorganized Debtor on behalf of themselves and their estates and all of the respective present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives (collectively, the “Released Parties”), shall be deemed to release, waive and discharge unconditionally and forever each other from any and all Claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence: (i) taking place before the Petition Date in connection with or relating to the Debtor or any of its direct or indirect subsidiaries; and (ii) in connection with, related to, or arising out of the Reorganization Case, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided that (a) the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of the willful misconduct or gross negligence of any Released Party; (b) the Reorganized Debtor shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any claims of any such Persons asserted against the Debtor or the Reorganized Debtor; and (c) the foregoing release shall not apply to any express contractual or financial obligations owed to the Debtor or the Reorganized Debtor or any obligation arising under the Plan or an agreement entered into pursuant to, or contemplated by, the Plan.
     13.7 Avoidance Actions/Objections.
     Other than any releases granted under the Plan, by the Confirmation Order and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtor will have the exclusive right to prosecute any and all avoidance or equitable subordination actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551 and 553 of the Bankruptcy Code that belong to the Debtor or the Debtor in Possession.
     13.8 Injunction or Stay.
     Except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons or entities who have held, hold or may hold Claims against, or Equity Interests in, the Debtor are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 11.7 of the Plan, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 11.7 of the Plan, with respect to such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 11.7 of the Plan, or against the property or interests in property of the Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to the Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 11.7 of the Plan, or against the property or interests in property of the Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest and (e) pursuing any Claim released pursuant to the Plan.
     Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Case under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date will remain in full force and effect until the Effective Date; provided, however, that no such injunction or stay will preclude enforcement of parties’ rights under the Plan and the related documents.
ARTICLE XIV
RETENTION OF JURISDICTION
     The Bankruptcy Court will have exclusive jurisdiction of all matters arising in, arising out of, or related to, the Reorganization Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:
          a. To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;
          b. To determine any and all adversary proceedings, applications and contested matters;
          c. To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;
          d. To hear and determine any timely objections to or requests for estimation of Disputed Administrative Expense Claims and Claims, in whole or in part;
          e. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;
          f. To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

          g. To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
          h. To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated thereby, any agreement, instrument or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;
          i. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtor prior to the Effective Date or request by the Reorganized Debtor after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);
          j. To hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;
          k. To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;
          l. To determine such other matters and for such other purposes as may be provided in the Confirmation Order;
          m. To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtor pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;
          n. To recover all assets of the Debtor and property of the Debtor’s estate, wherever located;
          o. To enter a final decree closing the Reorganization Case; and
          p. To hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XV
MISCELLANEOUS PROVISIONS
     15.1 Effectuating Documents and Further Transactions.
     On or before the Effective Date, and without the need for any further order or authority, the Debtor will file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The

Reorganized Debtor is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.
     15.2 Withholding and Reporting Requirements.
     In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any Distribution under the Plan will comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all Distributions under the Plan will be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a Distribution under the Plan will have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution. Any party issuing any instrument or making any Distribution under the Plan has the right, but not the obligation not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.
     15.3 Corporate Action.
     On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the directors of the Debtor or the Reorganized Debtor, as the case may be, will be in effect from and after the Effective Date pursuant to the applicable general corporation law of the State of Delaware, without any requirement of further action by the directors of the Debtor or the Reorganized Debtor. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtor will, if required, file its amended articles of organization or certificates of incorporation, as the case may be, with the Secretary of State of Delaware, in accordance with the applicable general business law of such jurisdiction.
     15.4 Modification of Plan.
     Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtor at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim or Equity Interest that has accepted or has been deemed to accept the Plan will be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim and/or Equity Interest of such holder.

     Prior to the Effective Date, the Debtor may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.
     15.5 Revocation or Withdrawal of the Plan.
     The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan will be deemed null and void. In such event, nothing contained in the Plan will constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.
     15.6 Plan Supplement.
     The Plan Supplement and the documents contained therein will be in form, scope and substance satisfactory to the Debtor, and will be filed with the Bankruptcy Court no later than five (5) Business Days before the deadline for voting to accept or reject the Plan, provided that the documents included therein may thereafter be amended and supplemented prior to execution, so long as no such amendment or supplement materially affects the rights of holders of Claims or Equity Interests. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full therein.
     15.7 Payment of Statutory Fees.
     On or before the Effective Date, all fees payable under section 1930 of chapter 123 of title 28 of the United States Code will be paid in Cash. Following the Effective Date, all such fees will be paid by the Reorganized Debtor until the earlier of the conversion or dismissal of the Reorganization Case under section 1112 of the Bankruptcy Code or the closing of the Reorganization Case pursuant to section 350(a) of the Bankruptcy Code.
     15.8 Dissolution of the Creditors’ Committee.
     On the Effective Date, except as provided below, the Creditors’ Committee will be dissolved and the members thereof will be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Reorganization Case, and the retention or employment of the Creditors’ Committee’s attorneys and other agents, if any, will terminate, except for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.
     15.9 Exemption from Transfer Taxes.
     Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the issuance of New Common Stock, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan will not be subject to any stamp or similar tax.
     15.10 Expedited Tax Determination.
     The Debtor and the Reorganized Debtor are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtor for any and all taxable periods (or portions thereof) ending after the Petition Date through and including the Effective Date.
     15.11 Exhibits/Schedules.
     All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full therein.
     15.12 Substantial Consummation.
     On the Effective Date, the Plan will be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.
     15.13 Severability of Plan Provisions.
     In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.
     15.14 Governing Law.
     Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein will be applicable to such exhibit), the rights, duties and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its principles of conflict of laws.
     15.15 Notices.
     All notices, requests and demands to or upon Debtor must be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided under the Plan,

will be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
VERMILLION, INC.
47350 Fremont Blvd.
Fremont, CA 94538
Attn: Gail S. Page
Telephone: (510) 226-2800
Facsimile: (510) 226-2801
with a copy to:
WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
222 Delaware Avenue
Suite 1501
Wilmington, DE 19801
Attn: Francis A. Monaco, Jr.
Telephone: (302) 252-4320
Facsimile: (302) 252-4330
fmonaco@wcsr.com
with a copy to:
PAUL, HASTINGS, JANOFSKY & WALKER LLP
75 East 55th Street
New York, NY 10022
Attn: Thomas L. Kent
Telephone: (212) 318-6060
Facsimile: (212) 230-7899
thomaskent@paulhastings.com
-and-
PAUL, HASTINGS, JANOFSKY & WALKER LLP
191 N. Wacker Drive, Suite 3000
Chicago, IL 60606
Attn: Richard A. Chesley
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
richardchesley@paulhastings.com

ARTICLE XVI
PROJECTED FINANCIAL INFORMATION
     16.1 Projections.
          a. Responsibility for and Purpose of the Projections. As a condition to confirmation of a Plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. This standard is generally referred to as “feasibility.” In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtor’s management has analyzed the ability of the Debtor to meet its obligations under the Plan and retain sufficient liquidity and capital resources to conduct their business.
     The Debtor believes that the Plan meets the Bankruptcy Code’s feasibility requirement that Plan confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtor or any successor under the Plan.
          b. Projected Financial Information. In connection with the development of the Plan, and for the purposes of determining whether the Plan satisfies the feasibility standard, the Debtor analyzed its ability to satisfy financial obligations while maintaining sufficient liquidity and capital resources. In this regard the Debtor has prepared projected consolidated statements of operations and projected consolidated statements of cash flows of the Debtor for the years ending December 31, 2010 through 2011(the “Projections”).
     The Projections, which are set forth in Exhibit C to this Disclosure Statement, are based on a number of assumptions, and while the Debtor has prepared the Projections in good faith and believes the assumptions to be reasonable, it is important to note that the Debtor can provide no assurance that such assumptions will ultimately be realized. The Projections should be read in conjunction with the assumptions and qualifications outlined in Exhibit C, as well as those risk factors described in Section XVII of the Disclosure Statement and in the Debtor’s Form 8-K, filed on March 31, 2009 and with the audited consolidated financial statements for the fiscal year ended December 31, 2007 contained in the Debtor’s Form 10-K filed with the SEC (Commission File No. 000-31617) and with the Debtor’s Form 10-Q for the quarterly period ended September 30, 2008 (the “2008 10-Q”). Because these documents contain important information, users of this document are encouraged to read them.
     The Projections were prepared by the Debtor in November 2009 and reflect the anticipated impact of the Plan and actual results through September 2010. Therefore, the Projections assume that the Plan will be implemented in accordance with its stated terms. The Projections are inherently uncertain as they are based on estimates and assumptions of key economic variables. Accordingly, the Debtor provides the following cautionary statements identifying important economic, political and technological factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and Projections.

     Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Debtor under contract manufacturing arrangements with third parties; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Debtor’s customers; (12) the impact of competitive response to the Debtor’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Debtor; (13) risks that the Debtor may not ultimately prevail in litigation, including challenges to the Debtor’s intellectual property rights by actual or potential competitors or to the Debtor’s ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Debtor; (14) the possibility that the Debtor’s current estimates of the financial effect of certain announced product recalls could prove to be incorrect; (15) whether any product recalls or product introductions result in litigation, agency action or material damages; and (16) the risks detailed from time-to-time in the Debtor’s filings with the SEC.
     Although considered reasonable by the Debtor as of the date hereof, the Projections are subject to significant business, economic and competitive uncertainties. Accordingly, such projections, estimates and assumptions are not necessarily indicative of current values (including equity value), or future performance, which may be significantly less favorable or more favorable than as set forth.
     SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. The Projections contain statements which constitute “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, our ability to successfully consummate a restructuring plan.
     Forward-looking statements are based on the Debtor’s current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Debtor’s actual results may differ materially from those contemplated by the forward-looking statements. The Debtor cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

     The Projections assume an Effective Date of January 2010, with Allowed Claims and Allowed Equity Interests treated as described in the Plan. If the Debtor does not emerge from chapter 11 as currently scheduled, additional Administrative Expense will be incurred until such time as a plan of reorganization is confirmed and becomes effective. These Administrative Expenses could significantly impact the Debtor’s cash flows if the Effective Date is materially later than the Effective Date assumed in these Projections.
     Any forward-looking statement made by the Debtor in the Projections, or on its behalf by the Debtor’s directors, officers or employees related to the information contained herein, applies only as of the date of the Projections. Factors or events that could cause the Debtor’s actual results to differ may emerge from time to time, and it is not possible for the Debtor to predict all of them. The Debtor undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
     The Debtor does not, as a matter of course, publish its business plans and strategies or projections or anticipated financial position or results of operations. Accordingly, the Debtor does not anticipate that it will, and disclaims any obligation to, furnish updated business plans or projections to holders of Claims or Equity Interests after the Confirmation Date, or to include such information in documents required to be filed with the Securities and Exchange Commission (if any) or otherwise make such information public.
     THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE OR COMPLIANCE WITH PRACTICES RECOGNIZED TO BE IN ACCORDANCE WITH THE GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION, THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT CERTIFIED ACCOUNTANTS.
     ALTHOUGH EVERY EFFORT WAS MADE TO BE ACCURATE, THE PROJECTIONS ARE ONLY AN ESTIMATE, AND ACTUAL RESULTS MAY VARY CONSIDERABLY FROM THE PROJECTIONS. IN ADDITION, THE UNCERTAINTIES WHICH ARE INHERENT IN THE PROJECTIONS INCREASE FOR LATER YEARS IN THE PROJECTION PERIOD, DUE TO INCREASED DIFFICULTY ASSOCIATED WITH FORECASTING LEVELS OF ECONOMIC ACTIVITY AND THE DEBTOR’S PERFORMANCE AT MORE DISTANT POINTS IN THE FUTURE. CONSEQUENTLY, THE PROJECTED INFORMATION INCLUDED HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE DEBTOR, THE DEBTOR’S ADVISORS OR ANY OTHER PERSON THAT THE PROJECTED RESULTS WILL BE ACHIEVED. PARTIES ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FOLLOWING PROJECTIONS. ALL PARTIES SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN SECTION VIII OF THIS DISCLOSURE STATEMENT.

ARTICLE XVII
CERTAIN FACTORS AFFECTING THE DEBTOR
     17.1 Certain Bankruptcy Law Considerations.
          a. Risk of Non-Confirmation of the Plan. Although the Debtor believes that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion or that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.
          b. Non-Consensual Confirmation. In the event any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan at the proponent’s request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired Classes. See ARTICLE XVIII entitled “CONFIRMATION OF THE PLAN OF REORGANIZATION; Requirements for Confirmation of the Plan of Reorganization; Requirements of Section 1129(b) of the Bankruptcy Code.”
          c. Risk of Delay in Confirmation of the Plan. Although the Debtor believes that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to such timing.
     In addition, as with any judicial proceeding, there are risks of unavoidable delay with a chapter 11 proceeding and there are risks of objections from stakeholders. Any material delay in the confirmation of the Plan, or the threat of rejection of the Plan by the Bankruptcy Court, would add substantial expense and uncertainty to the process.
     17.2 Additional Factors to be Considered.
          a. The Debtor Has No Duty to Update. The statements contained in this Disclosure Statement are made by the Debtor as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtor has no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.
          b. No Representations Outside This Disclosure Statement Are Authorized. No representations concerning or related to the Debtor, the Reorganization Case or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.
          c. Projections and Other Forward-Looking Statements Are Not Assured, and Actual Results May Vary. Certain of the information contained in this Disclosure Statement is,

by nature, forward looking and contains estimates and assumptions that might ultimately prove to be incorrect and projections that may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and the projections and estimates herein should not be considered assurances or guarantees of the amount of funds or the amount of Claims and Equity Interests in the various Classes that might be Allowed.
          d. The Amount of Claims Could Be More Than Projected. The general Bar Date for filing Proofs of Claim has not occurred. The Allowed amount of Claims and Equity Interests in each class could be significantly more than projected, which in turn, could affect the Debtor’s liquidity.
          e. Debtor Could Withdraw the Plan. Under the Plan, the Debtor could withdraw the Plan.
          f. No Legal or Tax Advice Is Provided to You by This Disclosure Statement. The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each creditor or Equity Interest holder should consult his, her or its own legal counsel and accountant as to legal, tax and other matters concerning his, her or its Claim or Equity Interest.
     This Disclosure Statement is not legal advice to you. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.
          g. No Admission Made. Nothing contained herein or in the Plan shall constitute an admission of, or be deemed evidence of, the tax or other legal effects of the Plan on the Debtor or on holders of Claims or Equity Interests.
          h. Even if the Plan is Consummated, the Debtor Will Continue to Face Risks. Even if the Plan is consummated, the Debtor will continue to face a number of risks, including certain risks that are beyond its control, such as further deterioration or other changes in economic conditions, changes in its industry, changes in consumer demand for, and acceptance of, its products, competition and increased costs. As a result of these risks and others, there is no guaranty that the Plan will achieve its stated goals.
          i. Other Factors. Other factors that holders of Claims and Equity Interests should consider are potential regulatory and legal developments that may impact the Debtor. Although these and other such factors are beyond the Debtor’s control and cannot be determined in advance, they could have a significant impact on the Debtor’s operating performance.
     17.3 Variances from Projections.
     The Projections reflect numerous assumptions concerning the anticipated future performance of the Debtor, some of which may not materialize. Such assumptions include, among other items, assumptions concerning the general economy, the ability to make necessary capital expenditures, the ability to establish market strength and the ability to stabilize and grow the Company’s customer base and control future operating expenses. The Debtor believes that the assumptions underlying the projections are reasonable. However, unanticipated events and circumstances occurring subsequent to the preparation of the Projections may affect the actual financial results of the Debtor. Therefore, the actual results achieved throughout the periods covered by the Projections necessarily will vary from the projected results, and such variations may be material and adverse.
     17.4 Certain Tax Matters.
     For a summary of certain federal income tax consequences of the Plan to holders of Claims and to the Debtor, see ARTICLE XX below, entitled “CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.”
     17.5 Government Regulations.
     The Debtor’s activities related to diagnostic products are, or have the potential to be, subject to regulatory oversight by the FDA under provisions of the Federal Food, Drug and Cosmetic Act and regulations thereunder, including regulations governing the development, marketing, labeling, promotion, manufacturing and export of its products. Failure to comply with applicable requirements can lead to sanctions, including withdrawal of its products from the market, recalls, refusal to authorize government contracts, product seizures, civil money penalties, injunctions and criminal prosecution. Adverse FDA actions could significantly increase the Debtor’s expenses and limit its revenue and profitability. Additionally, there is a risk that commercialization of the Debtor’s products could be delayed, halted or prevented by applicable FDA regulations.
ARTICLE XVIII
CONFIRMATION OF THE PLAN OF REORGANIZATION
     18.1 Confirmation Hearing.
     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after appropriate notice, to hold a hearing on confirmation of a plan of reorganization. As set forth in the Disclosure Statement Order, the Bankruptcy Court has scheduled the Confirmation Hearing for January 7, 2010 at 9:00 a.m. (prevailing Eastern Time). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.
     Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of Claims or interests held or asserted by the objector against the Debtor’s estate(s) or property, the basis for the objection and the specific grounds therefore, and must be filed with the Bankruptcy Court, with a copy to Chambers, together with proof of service thereof, and served upon (i) counsel for the Debtor, Womble Carlyle Sandridge & Rice, PLLC and (ii) Paul, Hastings, Janofsky & Walker LLP, so as to be received by no later than 12:00 p.m. (prevailing Eastern Time) on January 4, 2010.

     Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.
     18.2 Requirements for Confirmation of the Plan of Reorganization.
          a. Requirements of Section 1129(a) of the Bankruptcy Code.
               1. General Requirements. At the Confirmation Hearing, the Bankruptcy Court will determine whether the following confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied:
               (1) The Plan complies with the applicable provisions of the Bankruptcy Code.
               (2) The Debtor has complied with the applicable provisions of the Bankruptcy Code.
               (3) The Plan has been proposed in good faith and not by any means proscribed by law.
               (4) Any payment made or promised by the Debtor or by a Person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Reorganization Case, or in connection with the Plan and incident to the Reorganization Case, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.
               (5) The Debtor has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtor, an affiliate of the Debtor participating in a Plan with the Debtor or a successor to the Debtor under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity holders and with public policy, and the Debtor has disclosed the identity of any insider that will be employed or retained by the Debtor and the nature of any compensation for such insider.
               (6) With respect to each Class of Claims or Equity Interests, each holder of an impaired Claim or impaired Equity Interest either has accepted the Plan or will receive or retain under the Plan on account of such holder’s Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor was liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.
               (7) Except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code, each Class of Claims or Equity Interests has either accepted the Plan or is not impaired under the Plan.

               (8) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expense Claims and Priority Claims other than Priority Tax Claims will be paid in full in Cash on the later of the Effective Date and the Date that such Claim becomes Allowed, or as soon thereafter as is practicable, and Priority Tax Claims will, at the sole option of the Debtor or the Reorganized Debtor, either be (i) paid in full, in Cash, on the Effective Date or as soon thereafter as is practicable or (ii) commencing on the Effective Date or as soon thereafter as is practicable, paid in full, in Cash, over a period not exceeding five (5) years from and after the Petition Date, in equal semi-annual Cash payments with interest at the rate determined under applicable non-bankruptcy law.
               (9) At least one class of impaired claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a claim in such class.
               (10) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan. See discussion of “Feasibility” below.
               (11) The Plan provides for the continuation after the Effective Date of payment of all “retiree benefits” (as defined in section 1114 of the Bankruptcy Code), at the level established pursuant to subsection 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to confirmation of the Plan, for the duration of the period the Debtor has obligated itself to provide such benefits, if any.
               2. Feasibility. The Bankruptcy Code requires a debtor to demonstrate that confirmation of a plan of reorganization is not likely to be followed by the liquidation or the need for further financial reorganization of a debtor unless so provided by the plan of reorganization. For purposes of determining whether the Plan meets this requirement, the Debtor has analyzed its ability to meet its financial obligations as contemplated thereunder. As part of this analysis, the Debtor has prepared the Projections contained in ARTICLE XVI above, entitled “PROJECTED FINANCIAL INFORMATION,” and in Exhibit C to this Disclosure Statement.
     These Projections are based upon the assumption that the Plan will be confirmed by the Bankruptcy Court, and for projection purposes, that the Effective Date of the Plan and its substantial consummation will take place on January 7, 2010. The Projections include balance sheets, statements of operations and statements of cash flows. Based upon the Projections, the Debtor believes it will be able to make all payments required to be made pursuant to the Plan.
          b. Requirements of Section 1129(b) of the Bankruptcy Code. The Bankruptcy Court may confirm the Plan over the rejection or deemed rejection of the Plan by a class of claims or equity interests if the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such class.
     No Unfair Discrimination. This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under a plan of reorganization. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”
     Fair and Equitable Test. This test applies to classes of different priority (e.g., unsecured versus secured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to the dissenting class, the test sets different standards, depending on the type of claims or interests in such class:
•	Secured Claims. Each holder of an impaired secured claim either (i) retains its Liens on the property (or if sold, on the proceeds thereof) to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date of the plan, of at least the allowed amount of such claim or (ii) receives the “indubitable equivalent” of its allowed secured claim.

•	Unsecured Claims. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed unsecured claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan of reorganization.

•	Equity Interests. Either (i) each equity interest holder will receive or retain under the plan of reorganization property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock and (b) the value of the stock or (ii) the holders of interests that are junior to the equity interests of the dissenting class will not receive or retain any property under the plan of reorganization.
     The Debtor believes the Plan satisfies both the “no unfair discrimination” requirement and the “fair and equitable” requirement.
ARTICLE XIX
ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN OF
REORGANIZATION
     If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (ii) an alternative chapter 11 plan of reorganization.
     19.1 Liquidation Under Chapter 7.
     If no plan can be confirmed, the Debtor’s chapter 11 case may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtor for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtor believes that liquidation under chapter 7 would result in smaller distributions being made to creditors and equity investors than those provided for in the

Plan because of (i) the likelihood that the assets of the Debtor would have to be sold or otherwise disposed of in a less orderly fashion over a shorter period of time, (ii) the loss of the Debtor’s employees who are critical to the Debtor’s operations, (iii) additional administrative expenses involved in the appointment of a trustee and (iv) additional expenses and claims, some of which would be entitled to priority, that would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor’s operations.
     19.2 Alternative Plan of Reorganization.
     If the Plan is not confirmed, the Debtor (or if the Debtor’s exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different chapter 11 plan of reorganization. Such a plan of reorganization might involve either a reorganization and continuation of the Debtor’s business or an orderly liquidation of their assets under chapter 11. With respect to an alternative plan, the Debtor has explored various alternatives in connection with the formulation and development of the Plan. The Debtor believes that the Plan, as described herein, enables creditors and equity holders to realize the most value under the circumstances. In a liquidation under chapter 11, the Debtor’s assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in chapter 7. Further, if a trustee were not appointed, because such appointment is not required in a chapter 11 case, the expenses for professional fees would most likely be lower than those incurred in a chapter 7 case. Although preferable to a chapter 7 liquidation, the Debtor believes that any alternative liquidation under chapter 11 is a much less attractive alternative to creditors and equity holders than the Plan because of the greater return provided by the Plan.
ARTICLE XX
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
     The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtor and certain holders of Claims and Equity Interests. The following summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below. In addition, this summary does not address foreign, state or local tax consequences of the Plan or federal taxes other than income taxes. Furthermore, the U.S. federal income tax consequences of the Plan are complex and subject to significant uncertainties. The Debtor has not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt.
     Accordingly, the following summary of certain federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances of a holder of a Claim or equity interest.

     IRS Circular 230 Notice: To ensure compliance with IRS Circular 230, holders of Claims and Equity Interests are hereby notified that: (a) any discussion of federal tax issues contained or referred to in this Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims and Equity Interests for the purpose of avoiding penalties that may be imposed on them under the Tax Code; (b) such discussion is written in connection with the promotion or marketing by the Debtor of the transactions or matters addressed herein; and (c) holders of Claims and Equity Interests should seek advice based on their particular circumstances from an independent tax advisor.
     20.1 Consequences to the Debtor.
          a. Net Operating Loss Carryforwards. For U.S. federal income tax purposes, the Debtor is a member of an affiliated group of corporations of which the Debtor is the common parent (the “Company”) and joins in the filing of a consolidated federal income tax return. The Debtor estimates that as of December 31, 2008, the Company had consolidated net operating loss carryforwards (“NOLs”) of approximately $43 million. Recent changes to the Tax Code may allow the Debtor to elect to carryback NOLs incurred from either the 2008 or 2009 tax year up to five years. It is unclear whether or not the Debtor will make this election.
          b. Cancellation of Indebtedness Income. Pursuant to the Plan, the Debtor’s aggregate outstanding indebtedness will be substantially reduced. In general, the discharge of a debt obligation for cash and property having a value less than the amount owed gives rise to cancellation of debt (“COD”) income which must be included in the debtor’s taxable income unless one of various exceptions applies. One such exception is for COD income arising in a bankruptcy proceeding. Under this exception, the taxpayer does not include the COD income in its taxable income, but must instead reduce the following tax attributes, in the following order, by the amount of COD income: (i) NOLs (beginning with NOLs for the year of the COD income, then the oldest and then next-to-oldest NOLs, and so on), (ii) general business tax credits (in the order generally taken into account in computing tax liability), (iii) alternative minimum tax credits, (iv) net capital losses (beginning with capital losses for the year of the COD income, then the oldest and then next to oldest capital losses, and so on), (v) tax basis of assets (but not below the liabilities remaining after debt cancellation), (vi) passive activity losses, and (vii) foreign tax credits (in the order generally taken into account in computing tax liability). Alternatively, a debtor may elect to first reduce the basis of its depreciable and amortizable property. The debtor’s tax attributes are not reduced until after determination of the debtor’s tax liability for the year of the COD income. Any COD income in excess of available tax attributes is forgiven, but may result in excess loss account recapture income. The Debtor does not expect to have COD income that exceeds its available tax attributes.
          c. Alternative Minimum Tax. Alternative minimum tax (“AMT”) is owed on a corporation’s AMT income, at a 20% tax rate, to the extent the AMT exceeds the corporation’s regular U.S. federal income tax. In computing taxable income for AMT purposes, certain deductions and beneficial allowances are modified or eliminated. One modification is a limitation on the use of NOLs for AMT purposes. Specifically, no more than 90% of AMT income can be offset with NOLs (as recomputed for AMT purposes). Therefore, AMT will be owed in years the Debtor’s have positive AMT income, even if all of the Debtor’s regular taxable income for the year is offset with NOLs. As a result, the Debtor’s AMT income (before

AMT NOLs) in those years will be taxed at a 2% effective U.S. federal income tax rate (i.e., 10% of AMT income that cannot be offset with NOLs multiplied by 20% AMT rate). The amount of AMT the Debtor pays will be allowed as a nonrefundable credit against regular federal income tax in future taxable year to the extent regular tax exceeds AMT in such years.
     20.2 Federal Income Tax Consequences to Holders of Claims.
     The following discussion is a summary and does not address all of the tax consequences that may be relevant to Holders. Among other things, this summary does not address the U.S. federal income tax consequences of the Plan to Holders whose Claims are Unimpaired or who are otherwise entitled to payment in full in Cash under the Plan. In addition, this summary does not address foreign, state or local tax consequences of the Plan or federal taxes other than income taxes, nor does this discussion address the income tax consequences of the Plan to special classes of Holders (such as broker-dealers, banks, mutual funds, insurance companies, other financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, persons holding an interest as part of an integrated constructive sale or straddle, persons whose Claims are not held as a capital asset and investors in pass-through entities that hold Claims or interests). This summary also does not address tax consequences to secondary purchasers of the Debtor’s common stock or New Common Stock. Finally, this summary does not discuss the tax consequences of the Plan to Holders that are not U.S. persons. A “Non-U.S. person” is any person or entity (other than a partnership) that is not a U.S. person. For purposes of this discussion, a “U.S. person” is:
•	an individual who is a U.S. citizen or U.S. resident alien;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
     The tax treatment of a partner (or other owner) of a partnership (or other pass-through entity) generally will depend upon the status of the partner or owner and the activities of the partnership or other entity. U.S. persons who are owners of a partnership or other pass-through entity that hold Claims or Equity Interests should consult their tax advisors regarding the tax consequences of the Plan.
     Unless otherwise noted below, the term “Holder” means a holder of a Unsecured Claim that is a U.S. person. The U.S. federal income tax consequences of the Plan to Holders of Unsecured Claims will depend upon, among other things, (1) the manner in which a Holder acquired its Claim; (2) the length of time the Claim was held; (3) whether the Claim was acquired at a discount; (4) whether the Holder has claimed a bad debt deduction with respect to the Claim (or any portion thereof); (5) whether the Holder has previously included in income accrued but unpaid interest on the Claim; (6) the method of tax accounting used by the Holder; (7) whether the Claim is an installment obligation for U.S. federal income tax purposes; and (8) whether the Claim is a “security” for federal income tax purposes.
     The term “security” is not defined in the Tax Code or applicable Treasury Regulations. The determination of whether a particular debt constitutes a “security” generally depends on an overall evaluation of the nature of the original debt. One of the most significant factors is the original term of the debt. In general, debt obligations issued with a weighted average maturity at issuance of five years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten years or more constitute securities. Due to the lack of clear guidance on this issue, it is not certain whether the Unsecured Notes would be treated as securities. Holders of Unsecured Notes Claims should consult their tax advisors as to whether their Unsecured Notes Claims would be treated as “securities” for U.S. federal income tax purposes.
     Holders of Unsecured Claims may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year, with respect to their Claims, to the extent permitted under the Holder’s method of accounting. Holders should consult their tax advisors with respect to the availability of a bad debt deduction.
     20.3 Consequences to Quest, as Holder of the Class 2 Quest Secured Claim
     The reinstatement of the Quest Secured Claim pursuant to the Plan will not be treated as a taxable event for U.S. federal income tax purposes.
     20.4 Consequences to Holders of Class 3 and Class 4 Unsecured Notes Claims.
          a. Holder Reinstates the Unsecured Notes Claim. To the extent a Holder of an Unsecured Notes Claim reinstates its Claim pursuant to the Plan, the reinstatement will not be treated as a taxable event for U.S. federal income tax purposes.
          b. Unsecured Notes Claim is a “Security”. If, however, the Unsecured Notes Claim is not reinstated and the Unsecured Notes Claim is considered a “security” for U.S. federal income tax purposes, the exchange of such Holder’s Claim for New Common Stock should be treated as a recapitalization under the Tax Code. In such case, the Holder should not recognize either gain or loss in exchange for New Common Stock pursuant to the Plan, except as described below with respect to amounts treated as accrued interest. The Holder should obtain an aggregate tax basis in the New Common Stock equal to the tax basis of the debt instrument constituting the Unsecured Notes Claim surrendered therefore, and should have a holding period for the New Common Stock that includes the holding period for the debt instrument constituting the surrendered Claim; provided that the aggregate tax basis of any New Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Common Stock should not include the holding period of the debt instrument constituting the surrendered Claim.

     20.5 Consequences to Holders of Class 5 General Unsecured Claims.
          a. Holder Is Paid in Full. Pursuant to the Plan, a Holder of a General Unsecured Claim may elect to receive cash on the Effective Date equal to the amount necessary to pay the General Unsecured Claim in full. In such case, the Holder of the General Unsecured Claim will recognize gain or loss to the extent of the differences between such Holder’s basis in its General Unsecured Claim and the amount of cash received. The amount, and the character of any gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss, will be determined by a number of factors, including, the tax status of the Holder; whether the Claim constitutes a capital asset in the hands of the Holder and how long it has been held; whether the Claim was acquired at a market discount; and whether and to what extent the Holder had previously claimed a bad debt deduction in respect of the Claim.
          b. General Unsecured Claim is a “Security”. If the Holder of the General Unsecured Claim elects to be paid in full in New Common Stock for its Claim, and the General Unsecured Claim is considered a “security” for U.S. federal income tax purposes, the exchange of such Holder’s Claim for New Common Stock should be treated as a recapitalization under the Tax Code. In such case, the Holder should not recognize either gain or loss in exchange for New Common Stock pursuant to the Plan, except as described below with respect to amounts treated as accrued interest. The Holder should obtain an aggregate tax basis in the New Common Stock equal to the tax basis of the debt instrument constituting the Unsecured Notes Claim surrendered therefore, and should have a holding period for the New Common Stock that includes the holding period for the debt instrument constituting the surrendered Claim; provided that the aggregate tax basis of any New Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Common Stock should not include the holding period of the debt instrument constituting the surrendered Claim.
          c. General Unsecured Claim is Not a “Security”. If, on the other hand, the Holder of the General Unsecured Claim elects to be paid in full in New Common Stock for its Claim and the Unsecured Notes Claim is not treated as a “security,” a Holder of such a Claim should be treated as exchanging its Claim for New Common Stock in a fully taxable exchange. A Holder of an Unsecured Notes Claim who is subject to fully taxable exchange treatment should recognize gain or loss equal to the difference between: (1) the fair market value as of the Effective Date of the New Common Stock received as of the Effective Date that is not allocable to accrued interest; and (2) the Holder’s adjusted basis in the debt instrument constituting the surrendered Claim. The amount, and the character of any gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss, will be determined by a number of factors, including, the tax status of the Holder; whether the Claim constitutes a capital asset in the hands of the Holder and how long it has been held; whether the Claim was acquired at a market discount; and whether and to what extent the Holder had previously claimed a bad debt deduction in respect of the Claim.
     20.6 Distributions in Respect of Accrued but Unpaid Interest.
     The receipt of consideration attributable to a Claim for accrued but unpaid interest or original issue discount (“OID”) (including Holders of Notes Interest Claims) will be taxed as interest income if the Holder did not previously include the accrued interest in income for U.S. federal income tax purposes. Conversely, a Holder recognizes a deductible loss to the extent accrued interest that was previously included in income for U.S. federal income tax purposes is not paid in full. It is uncertain whether an ordinary loss deduction is allowable for OID that was previously included in income for U.S. federal income tax purposes and is not paid in full. The IRS has taken the position that a holder of a security, in an otherwise tax-free exchange, cannot claim a current deduction for unpaid OID. The IRS may also take the position that the security holder would recognize a capital loss, rather than an ordinary loss, in a taxable exchange in which OID that was previously included in income is not paid in full.
     Consistent with the Plan, for U.S. federal income tax purposes, the Debtor intends to allocate Plan consideration first to the principal amount of a Holder’s Claim, as determined for U.S. federal income tax purposes and, only when such principal amount has been paid in full, to accrued interest or OID, if any, on the Claim. However, there is no assurance such allocation will be respected by the IRS. Holders are urged to consult their tax advisors regarding the allocation of consideration received under the Plan between principal and interest.
     20.7 Market Discount and Premium.
     If an Unsecured Note was purchased by a Holder at a discount (i.e., for less than the amount owed or, if the Unsecured Note has OID, for less than its adjusted issue price) and the discount was not de minimis (i.e., was more than 0.25% of the amount owed for each remaining year until maturity), the discount would be treated as “market discount,” which would accrue over the remaining term of the debt. If the Holder did not elect to include the market discount in income as it accrued, gain realized by the Holder on a taxable disposition of the Unsecured Notes, including a taxable disposition pursuant to the Plan, would be treated as ordinary income to the extent of the market discount that accrued while the Unsecured Notes were held by the Holder. If the Holder made an election to include market discount in income as it accrued, the holder’s adjusted basis in the Unsecured Notes would be increased by the market discount that was included in income by the Holder. If the Unsecured Notes that were acquired with market discount are exchanged in a tax-free transaction (including a tax-free exchange pursuant to the Plan) any market discount that had accrued up to the time of the exchange but was not previously taken into account by the Holder would carry over to the property received in the exchange.
     If an Unsecured Note was purchased by a Holder for more than the amount owed, the excess would be treated as amortizable bond premium. A Holder could have elected to amortize such bond premium as an offset against its interest income on the Unsecured Notes, in which case the Holder’s adjusted basis in the Unsecured Notes would have been reduced as the bond premium was amortized.
     Holders should consult their tax advisors concerning the tax consequences to them of market discount or premium with respect to Unsecured Notes Claims.
     20.8 Consequences to Holders of Class 7 Equity Interests.
     The exchange of a Holder’s Class 7 Equity Interest for New Common Stock should be treated as a recapitalization under the Tax Code. In such case, the Holder should not recognize either gain or loss in exchange for New Common Stock pursuant to the Plan. The Holder should obtain an aggregate tax basis in the New Common Stock equal to the tax basis of the Equity Interests surrendered therefore, and should have a holding period for the New Common Stock that includes the holding period for the surrendered Equity Interest.
     20.9 Information Reporting and Withholding.
     Distributions under the Plan are subject to applicable tax reporting and withholding. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at then applicable rates (currently 28%). Backup withholding generally applies if the Holder (a) fails to furnish its social security number or other taxpayer identification number (“TIN”), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN it provided is correct and that it is a United States person that is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax, provided the required information is timely provided to the IRS. Certain persons are exempt from backup withholding, including, in most circumstances, corporations and financial institutions.
     Treasury Regulations generally require a taxpayer to disclose certain transactions on its U.S. federal income tax return, including, among others, certain transactions that result in a taxpayer claiming a loss in excess of a specified threshold. Holders are urged to consult their tax advisors as to whether the transactions contemplated by the Plan would be subject to these or other disclosure or information reporting requirements.
     THE FOREGOING SUMMARY IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.
ARTICLE XXI
SECURITIES LAW
     21.1 Exemption from Securities Laws.
     The Plan contemplates the issuance of New Common Stock (collectively, the “1145 Securities”)3 to New Money Investors and certain holders of Claims. In reliance upon section 1145 of the Bankruptcy Code, the offer and issuance of 1145 Securities will be exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) and equivalent provisions in state securities laws. Section 1145(a) of the Bankruptcy Code generally exempts from such registration requirements the issuance of securities if the following conditions are satisfied: (i) the securities are issued or sold under a chapter 11 plan by (a) a debtor, (b) one of

[3]	1145 Securities shall not include securities received by underwriters in connection with the issuance of New Common Stock.

its affiliates participating in a joint plan with the debtor or (c) a successor to a debtor under the plan and (ii) the securities are issued entirely in exchange for a claim against or interest in the debtor or such affiliate or are issued principally in such exchange and partly for cash or property. The Debtor believes that the exchange of 1145 Securities for New Money Investment under the circumstances provided in the Plan (other than with respect to entities deemed statutory underwriters, as described below) will satisfy the requirements of section 1145(a) of the Bankruptcy Code.
     The 1145 Securities to be issued pursuant to the Plan will be deemed to have been issued in a public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a “statutory underwriter”). In addition, such securities generally may be resold by the holders thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the individual states. However, holders of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.
     Section 1145(b)(i) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who (i) purchases a claim or interest with a view to distribution of any security to be received in exchange for the claim or interest, (ii) offers to sell securities issued under a plan for the holders of such securities, (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan or (iv) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act.
     An entity that would not be deemed an issuer of the securities within the meaning of Section 2(a)(11) of the Securities Act is not deemed to be an “underwriter” under section 2(a)(11) of the Securities Act with respect to securities received under section 1145(a)(1) that are transferred in “ordinary trading transactions” made on a national securities exchange. However, there can be no assurances that such securities will be listed on an exchange. What constitutes “ordinary trading transactions” within the meaning of section 1145 of the Bankruptcy Code is the subject of interpretive letters by the staff of the Securities and Exchange Commission (the “SEC”). Generally, ordinary trading transactions are those that do not involve (i) concerted activity by recipients of securities under a plan of reorganization, or by distributors acting on their behalf, in connection with the sale of such securities, (ii) use of informational documents in connection with the sale other than the disclosure statement relating to the plan, any amendments thereto and reports filed by the issuer with the SEC under the Securities Exchange Act or (iii) payment of special compensation to brokers or dealers in connection with the sale.
     The term “issuer” is defined in section 2(4) of the Securities Act; however, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with an issuer of securities. “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “control person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the voting securities of such issuer. Additionally, the legislative history of section 1145 of the Bankruptcy Code provides that a creditor who receives at least 10% of the voting securities of an issuer under a plan of reorganization will be presumed to be a statutory underwriter within the meaning of section 1145(b)(i) of the Bankruptcy Code.
     The Debtor believes that any securities to be issued under the Long-Term Incentive Plan (the “Management Securities”) as provided under the Plan will be exempt from the registration requirements of the Securities Act, pursuant to section 4(2) of the Securities Act, as transactions by an issuer not involving any public offering, and equivalent exemptions in state securities laws.
     Resales by persons that receive Management Securities or persons deemed to be “underwriters” that receive 1145 Securities pursuant to the Plan (collectively, the “Restricted Holders”) would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 under the Securities Act.
     Under certain circumstances, holders of 1145 Securities deemed to be “underwriters” or holders of Management Securities may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 of the Securities Act provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met. These conditions include the requirement that the person holds the securities for a six month period (with respect to a reporting issuer), current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in any three-month period, the requirement that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker” and that notice of the resale be filed with the Securities and Exchange Commission. The Debtor cannot assure, however, that adequate current public information will exist with respect to the Company and therefore, that the safe harbor provisions of Rule 144 of the Securities Act will be available.
     Pursuant to the Plan, certificates evidencing Management Securities received by Restricted Holders or by a holder that Debtor determines is an underwriter within the meaning of section 1145 of the Bankruptcy Code will bear a legend substantially in the form below:
     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR

UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.
     Any Person entitled to receive New Common Stock who the Debtor or the Reorganized Debtor determines to be a statutory underwriter that would otherwise receive legended securities as provided above, may instead receive certificates evidencing New Common Stock without such legend if, prior to the distribution of such securities, such person or entity delivers to the Company (i) an opinion of counsel reasonably satisfactory to the Debtor or the Reorganized Debtor to the effect that the New Common Stock to be received by such person or entity are not subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an “underwriter” within the meaning of section 1145 of the Bankruptcy Code.
     Pursuant to the Investment Agreement, the New Money Investors shall be restricted from trading any shares of New Common Stock issued to them under the Plan for a period of one (1) year.
     Any holder of a certificate evidencing 1145 Securities bearing such legend may present such certificate to the transfer agent for the 1145 Securities in exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such securities are sold pursuant to an effective registration statement under the Securities Act, (ii) such holder delivers to the Debtor or the Reorganized Debtor an opinion of counsel reasonably satisfactory to the Debtor or the Reorganized Debtor, as the case may be, to the effect that such securities are no longer subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code or (iii) such holder delivers to the Debtor or the Reorganized Debtor an opinion of counsel reasonably satisfactory to the Debtor or the Reorganized Debtor to the effect that (x) such securities are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such securities may be sold without registration under the Securities Act or (y) such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend.
     IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTOR, THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE DEBTOR RECOMMENDS THAT POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.
     Registration Rights. The registration rights, if any, of holders of New Common Stock, shall be governed by the terms and conditions set forth in the Investment Agreement.

ARTICLE XXII
DEFINITIONS AND INTERPRETATION
     22.1 Definitions.
     As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:
     1. 4.5% Notes means those certain convertible senior unsecured notes issued by the Debtor under the 4.5% Notes Indenture.
     2. 4.5% Notes Indenture means that certain indenture, dated as of August 22, 2003 between the Debtor and U.S. Bank National Association, pursuant to which the 4.5% Notes were issued, as amended from time to time.
     3. 4.5% Notes Unsecured Claim means any Claim arising from the 4.5% Notes Indenture on account of the 4.5% Notes, other than any Notes Interest Claim.
     4. 7% Notes means those certain convertible senior unsecured notes issued by the Debtor under the 7% Notes Indenture.
     5. 7% Notes Indenture means that certain indenture, dated as of November 15, 2006 between the Debtor and U.S. Bank National Association, pursuant to which the 7% Notes were issued, as amended from time to time.
     6. 7% Notes Unsecured Claim means any Claim arising from the 7% Notes Indenture on account of the 7% Notes, other than any Notes Interest Claim.
     7. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Reorganization Case Allowed under sections 330, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor’s estate, (b) any actual and necessary costs and expenses of operating the Debtor’s businesses, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Reorganization Case, including, without limitation, all indebtedness and obligations arising under the DIP Agreement (d) Claims, pursuant to section 503(b)(9) of the Bankruptcy Code, for the value of goods received by the Debtor in the 20 days immediately prior to the Petition Date and sold to the Debtor in the ordinary course of the Debtor’s businesses, (e) all payments contemplated under the Incentive Plan, and (f) all reasonable and customary fees and expenses of the Indenture Trustee, as provided in the Unsecured Notes Indentures, without the need for application to or approval of the Bankruptcy Court. Any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with section 13.7 of the Plan.
     8. Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

     9. Allowed means with reference to any Claim or Allowed Equity Interest, respectively, any Claim against or Equity Interest in the Debtor that: (a) has been listed by the Debtor in the Schedules (as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not Disputed or Contingent, and for which no contrary Proof of Claim has been filed, (b) is the subject of a timely filed Proof of Claim as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order, (c) has been expressly allowed by a Final Order or under the Plan, (d) that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted to the Reorganized Debtor under section 7.5 of the Plan. Unless otherwise specified in the Plan or by order of the Bankruptcy Court, (i) “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Claim from and after the Petition Date, and (ii) “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code. For purposes of determining the amount of an “Allowed Claim” or an “Allowed Administrative Expense Claim,” there shall be deducted therefrom an amount equal to the amount of any claim which the Debtor may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable bankruptcy and nonbankruptcy law.
     10. Allowed [                    ] Claim or Allowed [                    ] Equity Interest means any Allowed Claim or Allowed Equity Interest, as the case may be, of a specified Class.
     11. Ballot means the form distributed to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan.
     12. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Case.
     13. Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Reorganization Case.
     14. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time.
     15. Benefit Plans means all employee benefit plans, policies and programs sponsored by the Debtor, including, without limitation, all incentive and bonus arrangements, medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, savings plans, retirement pension plans and retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code).
     16. Business Day means any day other than a Saturday, Sunday, or a “legal holiday” set forth in Bankruptcy Rule 9006(a).
     17. Cash means legal tender of the United States of America.

     18. Causes of Action means all actions, causes of action, Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims, whether disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, and whether arising in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Reorganization Case, including through the Effective Date.
     19. Claim means a claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtor.
     20. Class means a category of holders of Claims or Equity Interests set forth in Article IV of the Plan.
     21. Collateral means any property or interest in property of the estates of the Debtor subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.
     22. Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket.
     23. Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
     24. Confirmation Order means the order of the Bankruptcy Court confirming the Plan.
     25. Contingent Claim means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the Debtor now or hereafter exists or previously existed.
     26. Creditors’ Committee means the committee of unsecured creditors appointed in the Reorganization Case pursuant to section 1102(a) of the Bankruptcy Code.
     27. Debtor means Vermillion.
     28. Debtor in Possession means the Debtor in its capacity as debtor in possession in the Reorganization Case under sections 1107(a) and 1108 of the Bankruptcy Code.
     29. DIP Agreement means that certain Debtor-In-Possession Credit and Security Agreement dated as of October 7, 2009 by and between Debtor In Possession and Quest, in its capacity as lender thereunder.

     30. Disbursing Agent means the Voting and Claims Agent or any other entity in its capacity as a disbursing agent under Article VI of the Plan.
     31. Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
     32. Disclosure Statement Order means the order of the Bankruptcy Court, approving, among other things, the Disclosure Statement and establishing certain procedures with respect to the Plan.
     33. Disputed means, with reference to any Claim or Equity Interest or portion thereof, any Claim against or Equity Interest in the Debtor that the Debtor believes is unliquidated, disputed or contingent and that has not become Allowed in accordance with the Plan.
     34. Distribution means any consideration received by any holder of an Allowed Claim or Allowed Equity Interest under the Plan, including without limitation, any Cash, debt, securities or any other property received by any holder of an Allowed Claim or Allowed Equity Interest, whether by way of Reinstatement of such holder’s Allowed Claim or Allowed Equity Interest or otherwise.
     35. Distribution Date means the earliest of the following dates that occurs after any Claim or Equity Interest is Allowed: (a) the Effective Date, or as soon thereafter as is practicable, (b) a Subsequent Distribution Date or (c) a Final Distribution Date.
     36. Distribution Record Date means the date that is 20 days before the first day of the Confirmation Hearing, as originally scheduled by the Bankruptcy Court in the Disclosure Statement Order.
     37. Effective Date means a Business Day selected by the Debtor on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in section 10.1 of the Plan shall have been satisfied or waived as provided in section 10.2 of the Plan.
     38. Equity Interest means any instrument evidencing an ownership interest in the Debtor, whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests, all as of the Effective Date.
     39. Exculpated Parties means the Debtor, the Reorganized Debtor and the members of the Creditors’ Committee (but solely in their respective capacities as such).
     40. FDA means the United States Food and Drug Administration.
     41. Final Distribution Date means a date after (a) the deadline for the Debtor or the Reorganized Debtor to interpose objections to Claims has passed, (b) all such objections have been resolved by signed agreement with the Debtor or the Reorganized Debtor and/or Final Order, as may be applicable, and (c) all Claims that are Contingent Claims or Unliquidated

Claims have been estimated but, in any event, the Final Distribution Date shall be no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtor, for cause shown.
     42. Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or, (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.
     43. General Unsecured Claim means an Unsecured Claim other than a 4.5% Notes Unsecured Claim, a 7% Notes Unsecured Claim and/or a Notes Interest Claim.
     44. Impaired means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is “impaired” within the meaning of section 1124 of the Bankruptcy Code.
     45. Incentive Plan means that certain incentive plan approved by the Bankruptcy Court’s order entered on June 23, 2009.
     46. Indenture Trustee means the indenture trustee for the Unsecured Notes Indentures.
     47. Insurance Policy means any policy of insurance under which the Debtor could have asserted or did assert, or may in the future assert, a right to coverage for any Claim, together with any other contracts which may pertain or relate to such policy (including, by way of example and not limitation, any insurance settlement agreements or coverage-in-place agreements).
     48. Investment Agreement means that certain agreement between the Debtor and the New Money Investors, which will be included in the Plan Supplement and includes the terms of the New Money Investment.
     49. Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.
     50. Local Bankruptcy Rules means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.

     51. Long-Term Incentive Plan means, effective as of the Effective Date, the incentive plan for management, selected employees and directors of the Reorganized Debtor, as set forth in the Plan Supplement.
     52. New Common Stock means the shares of common stock of the Reorganized Debtor authorized to be issued pursuant to the Plan.
     53. New Money Investment means the New Money Investors’ investment of not less than $___ million in the Reorganized Debtor.
     54. New Money Investors means certain entities that have agreed to acquire                      shares of New Common Stock for an aggregate purchase price of $___ million pursuant to the terms of the Plan and Plan Supplement.
     55. Notes Interest Claim means any Claim for the payment of interest for any of the Unsecured Notes that were converted prior to the Effective Date.
     56. Other Priority Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code.
     57. OVA1 Test means that certain ovarian triage test developed by the Debtor and approved by the FDA on September 11, 2009.
     58. Patent Security Agreement means that certain security agreement dated as of July 22, 2005 by and between Quest and the Debtor.
     59. Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other form of legal entity.
     60. Petition Date means March 30, 2009, the date on which the Debtor commenced its Reorganization Case.
     61. Plan means the plan of reorganization dated November 24, 2009, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.
     62. Plan Supplement means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan specified in section 13.6 of the Plan.
     63. Postconfirmation Board means the board of directors of the Reorganized Debtor which shall be disclosed in the Plan Supplement.
     64. Postconfirmation Organizational Documents means the certificate of incorporation, bylaws, and other organizational documents for the Reorganized Debtor, the forms of which shall be included in the Plan Supplement.

     65. Prepetition Period means the time period prior to the Petition Date.
     66. Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
     67. Professional Compensation and Reimbursement Claim means any Claim of an entity seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.
     68. Proof of Claim means a proof of claim filed in the Reorganization Case pursuant to Section 501 of the Bankruptcy Code and/or any order of the Bankruptcy Court, together with any supporting documents.
     69. Quest means Quest Diagnostics Incorporated, a Delaware corporation.
     70. Quest Agreements means, collectively, the Quest Credit Agreement and the Patent Security Agreement.
     71. Quest Secured Claim means any Secured Claim arising from the Quest Agreements.
     72. Quest Credit Agreement means that certain credit agreement, dated as of July 22, 2005 by and between Quest and the Debtor.
     73. Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Equity Interest entitles the holder of such Claim or Equity Interest, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Equity Interest to demand or receive accelerated payment of such Claim or Equity Interest after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Equity Interest as such maturity existed before such default; (iii) compensating the holder of such Claim or Equity Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or applicable law; (iv) if such Claim or such Equity Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the holder of such Claim or such Equity Interest (other than the Debtor or an insider of the Debtor) for any actual pecuniary loss incurred by such holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Equity Interest entitles the holder of such Claim or Equity Interest.
     74. Reorganization Case means the case commenced by the Debtor under chapter 11 of the Bankruptcy Code.
     75. Reorganized Debtor means the Debtor on and after the Effective Date.

     76. Schedules means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases and statements of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Reorganization Case, as the same may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rules 1007 and 1009.
     77. Secured Claim means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.
     78. Securities Act means the Securities Act of 1933, as amended.
     79. Security means any instrument that qualifies as a “security” under section 2(a)(1) of the Securities Act.
     80. Subsequent Distribution Date means the twentieth (20th) day after the end of each calendar quarter after the occurrence of the Effective Date.
     81. Tax Code means the Internal Revenue Code of 1986, as amended.
     82. Unimpaired means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is not Impaired as a result of being either (a) Reinstated or (b) paid in full in Cash under the Plan.
     83. Unliquidated Claim means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.
     84. Unsecured Claim means any Claim against the Debtor other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, or Quest Secured Claim, but shall not include any claim that is disallowed or released, whether by operation of law, Final Order, written agreement, the provisions of the Plan or otherwise.
     85. Unsecured Notes means, collectively, the 4.5% Notes and the 7% Notes.
     86. Unsecured Notes Claims means, collectively, the 4.5% Notes Unsecured Claims and the 7% Notes Unsecured Claims.
     87. Unsecured Notes Indentures means, collectively, the 4.5% Notes Indenture and the 7% Notes Indenture.
     88. U.S. Trustee means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in Region 3.
     89. Vermillion means Vermillion, Inc., a Delaware corporation, formerly known as Ciphergen Biosystems, Inc.

     90. Voting and Claims Agent means BMC Group, Inc., the Bankruptcy Court appointed claims, noticing and balloting agent in this Reorganization Case.
     91. Voting Deadline means the date set in an order of the Bankruptcy Court as the deadline for the return of Ballots accepting or rejecting the Plan.
     22.2 Interpretation; Application of Definitions and Rules of Construction.
     Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective section in, article of or schedule or exhibit, to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.
ARTICLE XXIII
CONCLUSION
     The Debtor believes that confirmation and implementation of the Plan is in the best interests of all holders of Claims and Equity Interests, and urge holders of Impaired Claims in Class 3, Class 4, Class 5, and Class 6, to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received no later than 12:00 p.m. (prevailing Eastern Time) on January 4, 2009.

Dated: November 24, 2009

Respectfully submitted, Vermillion, Inc.
By:	/s/ Gail S. Page
	Name:	Gail S. Page
	Title:	Executive Chair of the Board of Directors of Vermillion, Inc.

Prepared by:

PAUL, HASTINGS, JANOFSKY & WALKER LLP	WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

Thomas L. Kent	Francis A. Monaco, Jr. (DE Bar No. 2078)
75 East 55th Street	Mark L. Desgrosseilliers (DE Bar No. 4083)
New York, NY 10022	Thomas M. Horan (DE Bar No. 4641)
Telephone: (212) 318-6060	222 Delaware Avenue
Facsimile: (212) 230-7899	Suite 1501
Wilmington, Delaware 19801
-and-	Telephone: (302) 252-4320
Facsimile: (302) 252-4330
Richard A. Chesley
191 N. Wacker Drive, Suite 3000
Chicago, IL 60606
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
Counsel for the Debtor and Debtor in Possession

Exhibit A
Debtor’s Chapter 11 Plan

A-1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)
	)	Chapter 11
Vermillion, Inc.,	)
	)	Case No. 09-11091 (CSS)
Debtor.	)
)
)
DEBTOR’S PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, HASTINGS, JANOFSKY & WALKER LLP	WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

Thomas L. Kent	Francis A. Monaco, Jr. (DE Bar No. 2078)
75 East 55th Street	Mark L. Desgrosseilliers (DE Bar No. 4083)
New York, NY 10022	Thomas M. Horan (DE Bar No. 4641)
Telephone: (212) 318-6060	222 Delaware Avenue
Facsimile: (212) 230-7899	Suite 1501
Wilmington, Delaware 19801
-and-	Telephone: (302) 252-4320
Facsimile: (302) 252-4330
Richard A. Chesley
191 N. Wacker Drive, Suite 3000
Chicago, IL 60606
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
Counsel for the Debtor and Debtor in Possession

Dated:	November 24, 2009
Wilmington, Delaware

(continued)

(continued)

DEBTOR’S PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE
     Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., the Debtor and Debtor in Possession in the above-captioned and numbered case hereby respectfully proposes the following plan of reorganization under chapter 11 of the Bankruptcy Code.
ARTICLE I
DEFINITIONS AND INTERPRETATION
     1.1 Definitions.
     As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:
     1. 4.5% Notes means those certain convertible senior unsecured notes issued by the Debtor under the 4.5% Notes Indenture.
     2. 4.5% Notes Indenture means that certain indenture, dated as of August 22, 2003 between the Debtor and U.S. Bank National Association, pursuant to which the 4.5% Notes were issued, as amended from time to time.
     3. 4.5% Notes Unsecured Claim means any Claim arising from the 4.5% Notes Indenture on account of the 4.5% Notes, other than any Notes Interest Claim.
     4. 7% Notes means those certain convertible senior unsecured notes issued by the Debtor under the 7% Notes Indenture.
     5. 7% Notes Indenture means that certain indenture, dated as of November 15, 2006 between the Debtor and U.S. Bank National Association, pursuant to which the 7% Notes were issued, as amended from time to time.
     6. 7% Notes Unsecured Claim means any Claim arising from the 7% Notes Indenture on account of the 7% Notes, other than any Notes Interest Claim.
     7. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Reorganization Case Allowed under sections 330, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor’s estate, (b) any actual and necessary costs and expenses of operating the Debtor’s businesses, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Reorganization Case, including, without limitation, all indebtedness and obligations arising under the DIP Agreement (d) Claims, pursuant to section 503(b)(9) of the Bankruptcy Code, for the value of goods received by the Debtor in the 20 days immediately prior to the Petition Date and sold to the Debtor in the ordinary course of the Debtor’s businesses, (e) all payments contemplated under the Incentive Plan, and (f) all reasonable and customary fees and expenses of the Indenture Trustee, as provided in the Unsecured Notes Indentures, without the need for application to or approval of the Bankruptcy Court. Any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with section 13.7 of the Plan.
     8. Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.
     9. Allowed means with reference to any Claim or Allowed Equity Interest, respectively, any Claim against or Equity Interest in the Debtor that: (a) has been listed by the Debtor in the Schedules (as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not Disputed or Contingent, and for which no contrary Proof of Claim has been filed, (b) is the subject of a timely filed Proof of Claim as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order, (c) has been expressly allowed by a Final Order or under the Plan, (d) that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted to the Reorganized Debtor under section 7.5 of the Plan. Unless otherwise specified in the Plan or by order of the Bankruptcy Court, (i) “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Claim from and after the Petition Date, and (ii) “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code. For purposes of determining the amount of an “Allowed Claim” or an “Allowed Administrative Expense Claim,” there shall be deducted therefrom an amount equal to the amount of any claim which the Debtor may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable bankruptcy and nonbankruptcy law.
     10. Allowed [                    ] Claim or Allowed [                    ] Equity Interest means any Allowed Claim or Allowed Equity Interest, as the case may be, of a specified Class.
     11. Ballot means the form distributed to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan.
     12. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Case.
     13. Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Reorganization Case.
     14. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time.

     15. Benefit Plans means all employee benefit plans, policies and programs sponsored by the Debtor, including, without limitation, all incentive and bonus arrangements, medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, savings plans, retirement pension plans and retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code).
     16. Business Day means any day other than a Saturday, Sunday, or a “legal holiday” set forth in Bankruptcy Rule 9006(a).
     17. Cash means legal tender of the United States of America.
     18. Causes of Action means all actions, causes of action, Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims, whether disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, and whether arising in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Reorganization Case, including through the Effective Date.
     19. Claim means a claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtor.
     20. Class means a category of holders of Claims or Equity Interests set forth in Article IV of the Plan.
     21. Collateral means any property or interest in property of the estates of the Debtor subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.
     22. Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket.
     23. Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
     24. Confirmation Order means the order of the Bankruptcy Court confirming the Plan.
     25. Contingent Claim means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the Debtor now or hereafter exists or previously existed.

     26. Creditors’ Committee means the committee of unsecured creditors appointed in the Reorganization Case pursuant to section 1102(a) of the Bankruptcy Code.
     27. Debtor means Vermillion.
     28. Debtor in Possession means the Debtor in its capacity as debtor in possession in the Reorganization Case under sections 1107(a) and 1108 of the Bankruptcy Code.
     29. DIP Agreement means that certain Debtor-In-Possession Credit and Security Agreement dated as of October 7, 2009 by and between Debtor In Possession and Quest, in its capacity as lender thereunder.
     30. Disbursing Agent means the Voting and Claims Agent or any other entity in its capacity as a disbursing agent under Article VI of the Plan.
     31. Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
     32. Disclosure Statement Order means the order of the Bankruptcy Court, approving, among other things, the Disclosure Statement and establishing certain procedures with respect to the Plan.
     33. Disputed means, with reference to any Claim or Equity Interest or portion thereof, any Claim against or Equity Interest in the Debtor that the Debtor believes is unliquidated, disputed or contingent and that has not become Allowed in accordance with the Plan.
     34. Distribution means any consideration received by any holder of an Allowed Claim or Allowed Equity Interest under the Plan, including without limitation, any Cash, debt, securities or any other property received by any holder of an Allowed Claim or Allowed Equity Interest, whether by way of Reinstatement of such holder’s Allowed Claim or Allowed Equity Interest or otherwise.
     35. Distribution Date means the earliest of the following dates that occurs after any Claim or Equity Interest is Allowed: (a) the Effective Date, or as soon thereafter as is practicable, (b) a Subsequent Distribution Date, or (c) a Final Distribution Date.
     36. Distribution Record Date means the date that is 20 days before the first day of the Confirmation Hearing, as originally scheduled by the Bankruptcy Court in the Disclosure Statement Order.
     37. Effective Date means a Business Day selected by the Debtor on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in section 10.1 of the Plan shall have been satisfied or waived as provided in section 10.2.

     38. Equity Interest means any instrument evidencing an ownership interest in the Debtor, whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests, all as of the Effective Date.
     39. Exculpated Parties means the Debtor, the Reorganized Debtor and the members of the Creditors’ Committee (but solely in their respective capacities as such).
     40. FDA means the United States Food and Drug Administration.
     41. Final Distribution Date means a date after (a) the deadline for the Debtor or the Reorganized Debtor to interpose objections to Claims has passed, (b) all such objections have been resolved by signed agreement with the Debtor or the Reorganized Debtor and/or Final Order, as may be applicable, and (c) all Claims that are Contingent Claims or Unliquidated Claims have been estimated but, in any event, the Final Distribution Date shall be no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtor, for cause shown.
     42. Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or, (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.
     43. General Unsecured Claim means an Unsecured Claim other than a 4.5% Notes Unsecured Claim, a 7% Notes Unsecured Claim and/or a Notes Interest Claim.
     44. Impaired means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is “impaired” within the meaning of section 1124 of the Bankruptcy Code.
     45. Incentive Plan means that certain incentive plan approved by the Bankruptcy Court’s order entered on June 23, 2009.
     46. Indenture Trustee means the indenture trustee for the Unsecured Notes Indentures.
     47. Insurance Policy means any policy of insurance under which the Debtor could have asserted or did assert, or may in the future assert, a right to coverage for any Claim, together with any other contracts which may pertain or relate to such policy (including, by way of example and not limitation, any insurance settlement agreements or coverage-in-place agreements).

     48. Investment Agreement means that certain agreement between the Debtor and the New Money Investors, which will be included in the Plan Supplement and includes the terms of the New Money Investment.
     49. Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.
     50. Local Bankruptcy Rules means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.
     51. Long-Term Incentive Plan means, effective as of the Effective Date, the incentive plan for management, selected employees and directors of the Reorganized Debtor, as set forth in the Plan Supplement.
     52. New Common Stock means the shares of common stock of the Reorganized Debtor authorized to be issued pursuant to the Plan.
     53. New Money Investment means the New Money Investors’ investment of not less than $      million in the Reorganized Debtor.
     54. New Money Investors means certain entities that have agreed to acquire                     shares of New Common Stock for an aggregate purchase price of $      million pursuant to the terms of the Plan and Plan Supplement.
     55. Notes Interest Claim means any Claim for the payment of interest for any of the Unsecured Notes that were converted prior to the Effective Date.
     56. Other Priority Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code.
     57. OVA1 Test means that certain ovarian triage test developed by the Debtor and approved by the FDA on September 11, 2009.
     58. Patent Security Agreement means that certain security agreement dated as of July 22, 2005 by and between Quest and the Debtor.
     59. Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other form of legal entity.
     60. Petition Date means March 30, 2009, the date on which the Debtor commenced its Reorganization Case.
     61. Plan means this plan of reorganization dated November 24, 2009, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

     62. Plan Supplement means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan specified in section 13.6 of the Plan.
     63. Postconfirmation Board means the board of directors of the Reorganized Debtor which shall be disclosed in the Plan Supplement.
     64. Postconfirmation Organizational Documents means the certificate of incorporation, bylaws, and other organizational documents for the Reorganized Debtor, the forms of which shall be included in the Plan Supplement.
     65. Prepetition Period means the time period prior to the Petition Date.
     66. Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
     67. Professional Compensation and Reimbursement Claim means any Claim of an entity seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.
     68. Proof of Claim means a proof of claim filed in the Reorganization Case pursuant to Section 501 of the Bankruptcy Code and/or any order of the Bankruptcy Court, together with any supporting documents.
     69. Quest means Quest Diagnostics Incorporated, a Delaware corporation.
     70. Quest Agreements means, collectively, the Quest Credit Agreement and the Patent Security Agreement.
     71. Quest Secured Claim means any Secured Claim arising from the Quest Agreements.
     72. Quest Credit Agreement means that certain credit agreement, dated as of July 22, 2005 by and between Quest and the Debtor.
     73. Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Equity Interest entitles the holder of such Claim or Equity Interest, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Equity Interest to demand or receive accelerated payment of such Claim or Equity Interest after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Equity Interest as such maturity existed before such default; (iii) compensating the holder of such Claim or Equity Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or applicable law; (iv) if such Claim or such Equity Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(l)(A) of the Bankruptcy Code, compensating the holder of such Claim or such Equity Interest (other than the Debtor or an insider of the Debtor) for any actual pecuniary loss incurred by such holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Equity Interest entitles the holder of such Claim or Equity Interest.
     74. Reorganization Case means the case commenced by the Debtor under chapter 11 of the Bankruptcy Code.
     75. Reorganized Debtor means the Debtor on and after the Effective Date.
     76. Schedules means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases and statements of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Reorganization Case, as the same may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rules 1007 and 1009.
     77. Secured Claim means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.
     78. Securities Act means the Securities Act of 1933, as amended.
     79. Security means any instrument that qualifies as a “security” under section 2(a)(l) of the Securities Act.
     80. Subsequent Distribution Date means the twentieth (20th) day after the end of each calendar quarter after the occurrence of the Effective Date.
     81. Tax Code means the Internal Revenue Code of 1986, as amended.
     82. Unimpaired means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is not Impaired as a result of being either (a) Reinstated or (b) paid in full in Cash under the Plan.
     83. Unliquidated Claim means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.
     84. Unsecured Claim means any Claim against the Debtor other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, or Quest Secured Claim, but shall not include any claim that is disallowed or released, whether by operation of law, Final Order, written agreement, the provisions of the Plan or otherwise.
     85. Unsecured Notes means, collectively, the 4.5% Notes and the 7% Notes.
     86. Unsecured Notes Claims means, collectively, the 4.5% Notes Unsecured Claims and the 7% Notes Unsecured Claims.

     87. Unsecured Notes Indentures means, collectively, the 4.5% Notes Indenture and the 7% Notes Indenture.
     88. U.S. Trustee means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in Region 3.
     89. Vermillion means Vermillion, Inc., a Delaware corporation, formerly known as Ciphergen Biosystems, Inc.
     90. Voting and Claims Agent means BMC Group, Inc., the Bankruptcy Court appointed claims, noticing and balloting agent in this Reorganization Case.
     91. Voting Deadline means the date set in an order of the Bankruptcy Court as the deadline for the return of Ballots accepting or rejecting the Plan.
     1.2 Interpretation; Application of Definitions and Rules of Construction.
     Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective section in, article of or schedule or exhibit, to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.
ARTICLE II
PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
EXPENSES AND PRIORITY TAX CLAIMS
     2.1 Administrative Expense Claims.
     Except to the extent that any Person entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim, on the later of the Effective Date, the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession shall be paid in full and performed by the Debtor in Possession or the Reorganized Debtor, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions; provided, further, that if any such ordinary course expense is not billed or a request for payment is not made within ninety (90) days after the Effective Date, claims for payment of such an ordinary course expense shall be barred.
     2.2 Priority Tax Claims.
     Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim, if any, shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole option of the Debtor or the Reorganized Debtor, (a) on the Effective Date, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Priority Tax Claim or, (b) commencing on the Effective Date, or as soon thereafter as is practicable, and continuing over a period not exceeding five (5) years from and after the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Plan is confirmed, subject to the sole option of the Debtor or the Reorganized Debtor to prepay the entire amount of the Allowed Priority Tax Claim. All Allowed Priority Tax Claims, if any, that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.
     2.3 Professional Compensation and Reimbursement Claims.
     All Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or Allowing any such Professional Compensation and Reimbursement Claim. Holders of such Professional Compensation and Reimbursement Claims that are required to file and serve applications for final allowance of their Professional Compensation and Reimbursement Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such claims against the Debtor, the Reorganized Debtor or their respective properties, and such Professional Compensation and Reimbursement Claims shall be deemed discharged as of the Effective Date. Objections to any such Claims must be filed and served on the Reorganized Debtor and its counsel and the requesting party no later than thirty (30) days (or such larger period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Professional Compensation and Reimbursement Claims was filed and served. The Reorganized Debtor is authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

ARTICLE III
CLASSIFICATION OF CLAIMS AND
EQUITY INTERESTS, IMPAIRMENT AND VOTING
     The following table (i) designates the classes of Claims against and Equity Interests in the Debtor, (ii) specifies the classes of Claims and Equity Interests that are Impaired by the Plan and, therefore, either are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) specifies the classes of Claims and Equity Interests that are Unimpaired by the Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

Class	Designation	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (deemed to accept)
Class 2	Quest Secured Claim	Unimpaired	No (deemed to accept)
Class 3	4.5% Notes Unsecured Claims	Impaired	Yes
Class 4	7% Notes Unsecured Claims	Impaired	Yes
Class 5	General Unsecured Claims	Impaired	Yes
Class 6	Notes Interest Claims	Impaired	Yes
Class 7	Equity Interests	Unimpaired	No (deemed to accept)
ARTICLE IV
PROVISIONS FOR TREATMENT OF CLAIMS
AND EQUITY INTERESTS
     4.1 Other Priority Claims (Class 1).
          a. Impairment and Voting. Class 1 is Unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          b. Distributions. Except to the extent that a holder of an Allowed Other Priority Claim and the Debtor or the Reorganized Debtor agree to a different treatment, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement and discharge of and in exchange for such Allowed Other Priority Claim, Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date, the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable. All Allowed Other Priority Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     4.2 Quest Secured Claim (Class 2).
          a. Impairment and Voting. Class 2 is Unimpaired by the Plan. Quest, the holder of the Quest Secured Claim is therefore conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Effective Date, the Allowed amount of the Quest Secured Claim will aggregate approximately $6 million plus accrued and unpaid interest required to be paid pursuant to the Quest Agreements.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for the Allowed Quest Secured Claim, the Allowed Quest Secured Claim shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or soon thereafter as practicable.
     4.3   4.5% Notes Unsecured Claims (Class 3).
          a. Impairment and Voting. Class 3 is Impaired by the Plan. Accordingly, each holder of an Allowed 4.5% Notes Unsecured Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of the 4.5% Notes Unsecured Claims will aggregate $2,365,000 plus accrued and unpaid interest required to be paid pursuant to the 4.5% Notes Indenture.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed 4.5% Notes Unsecured Claim, at the sole and exclusive election of each holder of an Allowed 4.5% Notes Unsecured Claim, (i) each holder of an Allowed 4.5% Notes Unsecured Claim shall receive Cash in an amount equal to such Allowed 4.5% Notes Unsecured Claim on the Distribution Date or (ii) each Allowed 4.5% Notes Unsecured Claim shall be converted into shares of New Common Stock of the Reorganized Debtor in an amount equal to the amount of such Allowed 4.5% Notes Unsecured Claim at the lower of a conversion price of (i) $20 per share or (ii)     % of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $      per share.
     4.4   7% Notes Unsecured Claims (Class 4).
          a. Impairment and Voting. Class 4 is Impaired by the Plan. Accordingly, each holder of an Allowed 7% Notes Unsecured Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of the 7% Notes Unsecured Claims will aggregate $12.1 million plus accrued and unpaid interest required to be paid pursuant to the 7% Notes Indenture.

          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each 7% Notes Unsecured Claim, at the sole and exclusive election of each holder of an Allowed 7% Notes Unsecured Claim, each Allowed 7% Notes Unsecured Claim shall either be (i) Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or as soon thereafter as is practicable or (ii) converted into shares of New Common Stock of the Reorganized Debtor in an amount equal to the amount of such Allowed 7% Notes Unsecured Claim at the lower of a conversion price of (A) $20 per share or (B)      % of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $      per share.
     4.5 General Unsecured Claims (Class 5).
          a. Impairment and Voting. Class 5 is Impaired by the Plan. Accordingly, each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of such General Unsecured Claims will aggregate approximately $2 million.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed General Unsecured Claim, at the sole and exclusive election of each holder of an Allowed General Unsecured Claim, (i) each holder of an Allowed General Unsecured Claim shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the Distribution Date or (ii) each holder of an Allowed General Unsecured Claim shall receive shares of New Common Stock of the Reorganized Debtor on the Distribution Date in an amount equal to such Allowed General Unsecured Claim at the lower of a price of (A) $20 per share or (B)      % of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $      per share.
     4.6 Notes Interest Claims (Class 6)
          a. Impairment and Voting. Class 6 is Impaired by the Plan. Accordingly, each holder of a Notes Interest Claim is entitled to vote to accept or reject the Plan.
          b. Approximate Allowed Amount. The Debtor estimates that on the Distribution Date, the Allowed amount of the Notes Interest Claims will aggregate approximately $1-1.5 million.
          c. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed Notes Interest Claim, each holder of an Allowed Notes Interest Claim shall receive shares of New Common Stock of the Reorganized Debtor in an amount equal to such Allowed Notes Interest Claim at the lower of a price of (i) $20 per share or (ii)      % of the average closing trading price of the Debtor’s common stock for the five (5) consecutive trading days ending before the last day of the Voting Deadline, subject to a minimum price of $     per share.

     4.7 Equity Interests (Class 7).
          a. Impairment and Voting. Class 7 is Unimpaired by the Plan. Each holder of an Allowed Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          b. Distributions. In full satisfaction, settlement and discharge of and in exchange for each Allowed Equity Interest, each Allowed Equity Interest shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date or soon thereafter as practicable and shall be deemed to have been Distributed equity interests in the Reorganized Debtor with identical rights and privileges as their existing equity interests in the Debtor.
     4.8 Special Provision Regarding Unimpaired Claims.
     Except as otherwise explicitly provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any rights, counterclaims or defenses the Debtor or the Reorganized Debtor may have, whether at law or in equity, with respect to any Unimpaired Claim.
ARTICLE V
MEANS OF IMPLEMENTATION
     5.1 Continued Corporate Existence.
     Except as otherwise provided in the Plan, the Debtor, as the Reorganized Debtor, shall continue to exist after the Effective Date as a corporate entity, with all the powers of a corporation, pursuant to the laws of the State of Delaware and pursuant to its certificate of incorporation and bylaws in effect prior to the Effective Date, except with respect to the Postconfirmation Organizational Documents (or other formation documents) that are amended by the Plan, the Plan Supplement or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.
     5.2 Restructuring and Other Transactions.
          a. Issuance of New Common Stock. The issuance by the Reorganized Debtor of the New Common Stock on and after the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Equity Interests. As provided in the Postconfirmation Organizational Documents, which are incorporated herein by reference, New Common Stock may be issued in more than one series, shall be identical in all respects, and shall have equal rights and privileges. In compliance with 1123(a)(6) of the Bankruptcy Code, the Postconfirmation Organizational Documents shall provide that the Reorganized Debtor shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code.
          b. New Money Investment. On the Effective Date, the New Money Investors shall invest $      million in shares of New Common Stock of the Reorganized Debtor.

The terms of the New Money Investment are set forth in the Investment Agreement, which will be included in the Plan Supplement. The New Common Stock voting rights will be commensurate with ownership, except with respect to selections of the board of directors as described in Section 9.2 of the Plan.
ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS
     6.1 Distributions on Allowed Unsecured Claims.
     Distributions with respect to holders of Allowed Unsecured Claims shall only be made on each Distribution Date or as soon thereafter as practicable. All Allowed Unsecured Claims held by a single creditor against the Debtor shall be aggregated and treated as a single Unsecured Claim against the Debtor. At the written request of the Reorganized Debtor, any creditor holding multiple Allowed Unsecured Claims shall provide the Reorganized Debtor a single address to which any Distributions shall be sent.
     6.2 Fractional Shares.
     Fractional shares of New Common Stock shall not be issued under the Plan, but in lieu thereof the Disbursing Agent shall round up fractional shares to the next highest whole number.
     6.3 Date of Distributions.
     In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.
     6.4 Disbursing Agent.
     All Distributions under the Plan shall be made by the Voting and Claims Agent.
     6.5 Delivery of Distributions.
          a. Distributions to Last Known Address. Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, as applicable, unless the Debtor or the Reorganized Debtor has been notified in writing of a change of address by the filing of a Proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. Nothing in the Plan shall require the Debtor or the Reorganized Debtor to attempt to locate any holder of an Allowed Claim or Allowed Administrative Claim.
          b. Distributions to Indenture Trustee. The Indenture Trustee shall be the Disbursing Agent for the respective Unsecured Notes Claims. Accordingly, Distributions for the

benefit of the holders of such Claims shall be made to the Indenture Trustee under the applicable Unsecured Notes Indenture. The Indenture Trustee shall, in turn, promptly administer the Distribution to the holders of such Allowed Unsecured Notes Claims in accordance with the Plan and the applicable Unsecured Notes Indenture.
     6.6 Unclaimed Distributions.
     All Distributions under the Plan that are unclaimed for a period of ninety (90) days after Distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtor notwithstanding state escheat or other similar laws to the contrary and any entitlement of any holder of any Claims to such Distributions shall be extinguished and forever barred.
     6.7 Distribution Record Date.
     The Claims register shall be closed on the Distribution Record Date, and any subsequent transfer of any Claim shall be prohibited. The Debtor and the Reorganized Debtor shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on such date.
     6.8 Manner of Payment.
     At the option of the Reorganized Debtor, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.
     6.9 Limitation on Cash Distributions.
     No payment of Cash less than one-hundred dollars ($100) shall be made to any holder of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtor within thirty (30) days after the Effective Date.
     6.10 Setoffs and Recoupment.
     The Debtor may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claim they may have against such claimant.
     6.11 Allocation of Plan Distributions Between Principal and Interest.
     To the extent that any Allowed Claim entitled to a Distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

ARTICLE VII
PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER PLAN
     7.1 Objections.
     As of the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Debtor may be interposed and prosecuted only by the Reorganized Debtor. Such objections and requests for estimation shall be served on the respective claimant and filed with the Bankruptcy Court on or before the latest of: (i) one hundred twenty (120) days after the Effective Date or (ii) such later date as may be fixed by the Bankruptcy Court (the “Objection Deadline”); provided, however, that with respect to Claims that, as of the Objection Deadline, are subject to a pending claim objection, contested matter, or adversary proceeding (an “Initial Objection”) wherein the Reorganized Debtor’s objection to such claim is ultimately denied, the Objection Deadline shall be extended to the latter of: (a) sixty (60) days from the date on which the Bankruptcy Court enters an order denying such Initial Objection or (b) sixty (60) days from the date on which any appellate court enters a Final Order reversing or vacating an order of the Bankruptcy Court granting such Initial Objection; provided, further, that with respect to Claims that (i) are filed (whether as an amended Claim, new Claim, or otherwise) after the Effective Date, and (ii) that are not otherwise subject to adjustment, expunction or disallowance pursuant to this Article VII of the Plan, the Objection Deadline shall be one hundred twenty (120) days after the date on which such Claim was filed. Nothing herein shall affect the Debtor’s or the Reorganized Debtor’s ability to amend the Schedules in accordance with the Bankruptcy Code and the Bankruptcy Rules.
     7.2 Adjustment to Certain Claims Without a Filed Objection.
     Any Claim that has been settled, paid and satisfied, or amended and superseded, may be adjusted or expunged on the Claims register by the Reorganized Debtor without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, all Claims filed by a current or former employee of the Debtor on account of a benefit arising out of a benefit plan shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtor elects to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.
     7.3 No Distributions Pending Allowance.
     Notwithstanding any other provision hereof, if any portion of a Claim or Administrative Expense Claim is Disputed, no payment or Distribution provided hereunder shall be made on account of such Claim or Administrative Expense Claim unless and until such Disputed Claim or Disputed Administrative Expense Claim becomes Allowed.
     7.4 Distributions After Allowance.
     To the extent that a Disputed Claim or Disputed Administrative Expense Claim ultimately becomes an Allowed Claim or Allowed Administrative Expense Claim, Distributions

(if any) shall be made to the holder of such Allowed Claim or Allowed Administrative Expense Claim in accordance with the provisions of the Plan.
     7.5 Resolution of Administrative Expense Claims and Claims.
     On and after the Effective Date, the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims against the Debtor and to compromise, settle or otherwise resolve any Disputed Administrative Expense Claims and Disputed Claims against the Debtor without approval of the Bankruptcy Court.
     7.6 Estimation of Claims.
     The Debtor or the Reorganized Debtor may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Reorganized Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or the Reorganized Debtor may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.
     7.7 Interest.
     To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon, except as may be required by Final Order, or applicable bankruptcy and non-bankruptcy law.
     7.8 Disallowance of Certain Claims.
     Any Claims held by Persons from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any Distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtor by that Person have been turned over or paid to the Reorganized Debtor.

     7.9 Indenture Trustee as Claim Holder.
     Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtor shall recognize proofs of Claim timely filed by the Indenture Trustee in respect of any Claims under the Unsecured Notes Indentures. Accordingly, any Claim arising under the Unsecured Notes Indentures, proof of which is filed by the registered or beneficial holder of Unsecured Notes, shall be disallowed as duplicative of the Claim of the applicable Indenture Trustee, without any further action of the Bankruptcy Court.
     7.10 Offer of Judgment.
     The Reorganized Debtor is authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the holder of a Claim must pay the costs incurred by the Reorganized Debtor after the making of such offer, the Reorganized Debtor is entitled to setoff such amounts against the amount of any Distribution to be paid to such holder without any further notice to or action, order, or approval of the Bankruptcy Court.
     7.11 Amendments to Claims.
     On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtor, and any such new or amended Claim filed without prior authorization shall be deemed disallowed in full and expunged without any further action.
ARTICLE VIII
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     8.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.
     Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any person or entity shall be deemed assumed by the Debtor as of the Effective Date, except for any executory contract or unexpired lease (1) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (2) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date, or (3) that is specifically designated as a contract or lease to be rejected on Schedules 8.1(A) (executory contracts) or 8.1(B) (unexpired leases), which schedules shall be contained in the Plan Supplement; provided, however, that the Debtor reserves the right, on or prior to the Effective Date, to amend Schedules 8.1(A) and 8.1(B) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, either assumed or rejected as of the Effective Date. The Debtor shall provide notice of any amendments to Schedules 8.1(A) and/or 8.1(B) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 8.1(A) or 8.1(B) shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder.
     8.2 Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.
     Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to section 8.1 of the Plan, and of the rejection of the executory contracts and unexpired leases rejected pursuant to section 8.1 of the Plan.
     8.3 Inclusivencss.
     Unless otherwise specified on Schedules 8.1(A) or 8.1(B) of the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.1(A) or 8.1(B).
     8.4 Cure of Defaults.
     Except to the extent that a different treatment has been agreed to by the parties, within thirty (30) days after the Effective Date, the Reorganized Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties. Notwithstanding section 8.1 of the Plan, the Debtor shall retain its rights to reject any of its executory contracts or unexpired leases that are the subject of a dispute concerning amounts necessary to cure any defaults, in which event the Reorganized Debtor shall make its election to reject such executory contracts and unexpired leases within thirty (30) days of the entry of a Final Order determining the amount required to be cured.
     8.5 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.
     Proofs of Claim for damages arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served upon the attorneys for the Debtor or, on and after the Effective Date, the Reorganized Debtor, no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order, (c) notice of an amendment to Schedules 8.1(A) or (B) of the Plan Supplement (solely with respect to the party directly affected by such modification), or (d) notice of the Debtor’s election to reject as described in the preceding paragraphs. All such proofs of Claim not filed within such time shall be forever barred from assertion against the Debtor and its estate or the Reorganized Debtor and its property.
     8.6 Indemnification Obligations.
     Subject to the occurrence of the Effective Date, the obligations of the Debtor as of the Petition Date to indemnify, defend, reimburse or limit the liability of directors, officers or employees against any claims or causes of action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.
     8.7 Insurance Policies.
     Unless specifically rejected by order of the Bankruptcy Court, all of the Debtor’s Insurance Policies that are executory, if any, and any agreements, documents or instruments relating thereto, shall be assumed under the Plan. Nothing contained in this section shall constitute or be deemed a waiver of any Cause of Action that the Debtor or the Reorganized Debtor may hold against any entity, including, without limitation, the insurer, under any of the Debtor’s policies of insurance, or otherwise diminish or impair the enforceability of any insurance policy that might cover Claims against the Debtor (including, without limitation, its officers and directors) or any other Person.
     8.8 Benefit Plans.
     Notwithstanding anything contained in the Plan to the contrary, unless rejected by order of the Bankruptcy Court, the Reorganized Debtor shall continue to honor, in the ordinary course of business, all employee compensation and Benefit Plans of the Debtor, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated.
     8.9 Retiree Benefits.
     On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtor shall continue to pay all retiree benefits of the Debtor (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtor had obligated itself to provide such benefits and subject to the right of the Reorganized Debtor to modify or terminate such retiree benefits in accordance with the terms thereof.
     Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation and by-laws, of the Debtor, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date.

ARTICLE IX
CORPORATE GOVERNANCE AND MANAGEMENT
OF REORGANIZED DEBTOR
     9.1 General.
     On the Effective Date, the management, control, and operation of the Reorganized Debtor shall become the general responsibility of the Postconfirmation Board.
     9.2 Postconfirmation Board.
     The Postconfirmation Board shall initially consist of four (4) members, whose identities, affiliations and the amount of compensation, in their capacity as directors, shall be disclosed in the Plan Supplement. The directors of the Debtor immediately prior to the Effective Date who are not otherwise appointed as members of the Postconfirmation Board, shall be deemed to have resigned from the Board of Directors as of the Effective Date.
     9.3 Filing of Postconfirmation Organizational Documents.
     On the Effective Date, or as soon thereafter as practicable, to the extent necessary, the Reorganized Debtor shall file its Postconfirmation Organizational Documents, as required or deemed appropriate, with the appropriate Persons in its respective jurisdictions of incorporation or establishment.
     9.4 Officers of the Reorganized Debtor.
     The officers of the Debtor immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtor on and after the Effective Date. Such officers shall serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtor and the Postconfirmation Organizational Documents.
     9.5 Long-Term Incentive Plan.
     On the Effective Date, the Reorganized Debtor shall be deemed to have adopted the Long-Term Incentive Plan. Entry of the Confirmation Order shall constitute such approval.
ARTICLE X
CONDITIONS PRECEDENT TO EFFECTIVE DATE
     10.1 Conditions Precedent to Effectiveness.
     The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions are satisfied in full or waived in accordance with section 10.2 of the Plan:

          a. The Confirmation Order, in form and substance acceptable to the Debtor, shall have been entered and is a Final Order or, if not a Final Order, is not subject to any stay;
          b. All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtor; and
          c. All authorizations, consents and regulatory approvals, if any, required by the Debtor in connection with the consummation of the Plan are obtained and not revoked.
     10.2 Waiver of Conditions.
     Each of the conditions precedent in section 10.1 hereof may be waived, in whole or in part, by the Debtor. Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.
     10.3 Satisfaction of Conditions.
     Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in section 10.1 of the Plan have not occurred or otherwise been waived pursuant to section 10.2 of the Plan, (a) the Confirmation Order shall be vacated, (b) the Debtor and all holders of Claims and Equity Interests, shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtor’s obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.
ARTICLE XI
EFFECT OF CONFIRMATION
     11.1 Vesting of Assets.
     On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the estate of the Debtor shall vest in the Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, subject to the terms and conditions of the Plan.

     11.2 Binding Effect.
     Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such holder is Impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a Distribution under the Plan.
     11.3 Discharge of the Debtor.
     Upon the Effective Date, in consideration of the Distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtor, Debtor in Possession, the Reorganized Debtor or any of their respective assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtor based on any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Effective Date. The Reorganized Debtor shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtor has as fully as if the chapter 11 case had not been commenced, and all of the Reorganized Debtor’s legal and equitable rights respecting any claim that are not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the chapter 11 cases had not been commenced.
     11.4 Reservation of Causes of Action/Reservation of Rights.
     Nothing contained in the Plan shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtor or the Reorganized Debtor may have or may choose to assert against any Person other than the Released Parties.
     11.5 Exculpation.
     None of the Exculpated Parties, and the Exculpated Parties’ respective current or former officers, directors, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors, and attorneys, and each of their respective agents and representatives (but, in each case, solely in connection with their official capacities in the Reorganization Case), shall have or incur any liability for any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Case, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Case, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that (i) the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such parties from liability.
     11.6 Limited Releases.
     Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, the Debtor and the Reorganized Debtor on behalf of themselves and their estates and all of the respective present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives (collectively, the “Released Parties”), shall be deemed to release, waive and discharge unconditionally and forever each other from any and all Claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence: (i) taking place before the Petition Date in connection with or relating to the Debtor or any of its direct or indirect subsidiaries; and (ii) in connection with, related to, or arising out of the Reorganization Case, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided that (a) the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of the willful misconduct or gross negligence of any Released Party; (b) the Reorganized Debtor shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any claims of any such Persons asserted against the Debtor or the Reorganized Debtor; and (c) the foregoing release shall not apply to any express contractual or financial obligations owed to the Debtor or the Reorganized Debtor or any obligation arising under the Plan or an agreement entered into pursuant to, or contemplated by, the Plan.
     11.7 Avoidance Actions/Objections.
     Other than any releases granted herein, by the Confirmation Order and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtor shall have the exclusive right to prosecute any and all avoidance or equitable subordination actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtor or the Debtor in Possession.
     11.8 Injunction or Stay.
     Except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons who have held, hold or may hold Claims against, or Equity Interests in, the Debtor are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 11.7 hereof, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 11.7 hereof, with respect to such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 11.7 hereof, or against the property or interests in property of the Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to the Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 11.7 hereof, or against the property or interests in property of the Reorganized Debtor or any of the Released Parties with respect to such Claim or Equity Interest and (e) pursuing any Claim released pursuant to the Plan.
     Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Case under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date; provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.
ARTICLE XII
RETENTION OF JURISDICTION
     The Bankruptcy Court shall have exclusive jurisdiction of all matters arising in, arising under, or related to, the Reorganization Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:
          a. To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;
          b. To determine any and all adversary proceedings, applications and contested matters;
          c. To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;
          d. To hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Claims, in whole or in part;
          e. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;
          f. To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

          g. To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
          h. To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;
          i. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtor prior to the Effective Date or request by the Reorganized Debtor after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);
          j. To hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;
          k. To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;
          l. To determine such other matters and for such other purposes as may be provided in the Confirmation Order;
          m. To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtor pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;
          n. To recover all assets of the Debtor and property of the Debtor’s estate, wherever located;
          o. To enter a final decree closing the Reorganization Case; and
          p. To hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
     13.1 Effectuating Documents and Further Transactions.
     On or before the Effective Date, and without the need for any further order or authority, the Debtor shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The

Reorganized Debtor is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.
     13.2 Withholding and Reporting Requirements.
     In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any Distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all Distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution. Any party issuing any instrument or making any Distribution under the Plan has the right, but not the obligation not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.
     13.3 Corporate Action.
     On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the directors of the Debtor or the Reorganized Debtor, as the case may be, shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the State of Delaware, without any requirement of further action by the directors of the Debtor or the Reorganized Debtor. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtor shall, if required, file their amended articles of organization or certificates of incorporation, as the case may be, with the Secretary of State of Delaware, in accordance with the applicable general business law of such jurisdiction.
     13.4 Modification of Plan.
     Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtor at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim or Equity Interest that has accepted or has been deemed to accept the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim and/or Equity Interest of such holder.

     Prior to the Effective Date, the Debtor may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.
     13.5 Revocation or Withdrawal of the Plan.
     The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.
     13.6 Plan Supplement.
     The Plan Supplement and the documents contained therein shall be in form, scope and substance satisfactory to the Debtor, and shall be filed with the Bankruptcy Court no later than five (5) Business Days before the deadline for voting to accept or reject the Plan, provided that the documents included therein may thereafter be amended and supplemented prior to execution, so long as no such amendment or supplement materially affects the rights of holders of Claims or Equity Interests. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.
     13.7 Payment of Statutory Fees.
     On or before the Effective Date, all fees payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash. Following the Effective Date, all such fees shall be paid by the Reorganized Debtor until the earlier of the conversion or dismissal of the Reorganization Case under section 1112 of the Bankruptcy Code, or the closing of the Reorganization Case pursuant to section 350(a) of the Bankruptcy Code.
     13.8 Dissolution of the Creditors’ Committee.
     On the Effective Date, except as provided below, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Reorganization Case, and the retention or employment of the Creditors’ Committee’s attorneys, accountants and other agents, if any, shall terminate, except for purposes of filing and prosecuting their respective applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.
     13.9 Exemption from Transfer Taxes.
     Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the issuance of New Common Stock, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp or similar tax.
     13.10 Expedited Tax Determination.
     The Debtor and the Reorganized Debtor are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtor for any and all taxable periods (or portions thereof) ending after the Petition Date through and including the Effective Date.
     13.11 Exhibits/Schedules.
     All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.
     13.12 Substantial Consummation.
     On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.
     13.13 Severability of Plan Provisions.
     In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.
     13.14 Governing Law.
     Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its principles of conflict of law.
     13.15 Conflict.
     The terms of the Plan shall govern in the event of any inconsistency with the summary of the Plan set forth in the Disclosure Statement. The terms of the Confirmation Order shall govern in the event of any inconsistency with the Plan or the summary of the Plan set forth in the Disclosure Statement.
     13.16 Notices.
     All notices, requests and demands to or upon the Debtor shall be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
VERMILLION, INC.
47350 Fremont Blvd.
Fremont, CA 94538
Attn: Gail S. Page
Telephone: (510) 226-2800
Facsimile: (510) 226-2801
with a copy to:
WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
222 Delaware Avenue
Suite 1501
Wilmington, DE 19801
Attn: Francis A. Monaco, Jr.
Telephone: (302) 252-4320
Facsimile: (302) 252-4330
fmonaco@wcsr.com
with a copy to:
PAUL, HASTINGS, JANOFSKY & WALKER LLP
75 East 55th Street
New York, NY 10022
Attn: Thomas L. Kent
Telephone: (212) 318-6060
Facsimile: (212) 230-7899
thomaskent@paulhastings.com
-and-
PAUL, HASTINGS, JANOFSKY & WALKER LLP
191 N. Wacker Drive, Suite 3000
Chicago, IL 60606
Attn: Richard A. Chesley
Telephone: (312) 499-6050
Facsimile: (312) 499-6100
richardchesley@paulhastings.com

Dated: November 24, 2009

Respectfully submitted,

Vermillion, Inc.

By:	/s/ Gail S. Page

Name:	Gail S. Page
Title:	Executive Chair of the Board of Directors of Vermillion, Inc.

Exhibit B
Order

B-1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x
	:	Chapter 11
In re:	:
	:	Case No. 09-11091 (CSS)
VERMILLION, INC.,[1]	:
:
Debtor.	:	Re: Docket No:
:
x

ORDER APPROVING THE DISCLOSURE STATEMENT AND
(I) ESTABLISHING PROCEDURES FOR SOLICITATION AND TABULATION
OF VOTES TO ACCEPT OR REJECT THE DEBTOR’S PLAN OF
REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
INCLUDING (A) FIXING THE VOTING RECORD DATE, (B) APPROVING
SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF,
AND (C) APPROVING FORMS OF BALLOTS AND ESTABLISHING PROCEDURES
FOR VOTING ON THE PLAN; (II) SCHEDULING A CONFIRMATION HEARING
AND ESTABLISHING NOTICE AND OBJECTION PROCEDURES IN RESPECT OF
CONFIRMATION OF THE PLAN; AND (III) GRANTING RELATED RELIEF
     Upon the motion (the “Motion”)2 of the above-captioned debtor and debtor-in-possession (the “Debtor”) for entry of an order, pursuant to sections 105, 1125, 1126 and 1128 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), Rules 2002, 3003, 3017, 3018 and 3020 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rule 3017-1 of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), for entry of an order (i) approving the proposed Disclosure Statement for Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt: No. ___] (the “Proposed Disclosure Statement”); (ii)

[1]	The address of the Debtor’ s principal executive offices is 47350 Fremont Blvd., Fremont, California 94538. The Debtor’s EIN is 33-0595156.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to terms in the Motion or Plan (as defined in the Motion), as appropriate.

approving notice and objection procedures for the Disclosure Statement Hearing; (iii) establishing procedures for the solicitation and tabulation of votes to accept or reject the Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. ___], as the same may be amended, (the “Plan”), including: (a) fixing the voting record date for purposes of determining which holders of Claims against the Debtor are entitled to vote on the Plan, (b) approving solicitation packages and procedures for distribution in connection with the solicitation of votes on the Plan as the same may be amended and (c) approving forms of ballots and establishing procedures for voting on the Plan; (iv) scheduling a confirmation hearing and establishing notice and objection procedures in respect of confirmation of the Plan; and (v) granting related relief and it appearing that adequate and sufficient notice of the Motion has been given under the circumstances; and the Court having jurisdiction over this matter; and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and it appearing that this proceeding is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and it appearing that venue of this proceeding and the Motion is proper in this District pursuant to 28 U.S.C. §§ 1408 and 1409; and due, adequate and sufficient notice of the Motion having been given; and it appearing that no other notice need be given; and after due deliberation and sufficient cause appearing therefor,
     THE COURT HEREBY FINDS AND DETERMINES THAT:
     A. Service of the Notice of the Disclosure Statement Hearing comports with the requirements of Bankruptcy Rules 2002 and 3017.
     B. The Proposed Disclosure Statement contains adequate information within the meaning of Section 1125 of the Bankruptcy Code.

3

     C. The Ballots annexed hereto as Exhibit 2 are sufficiently consistent with Official Form No. 14, adequately address the particular needs of this chapter 11 case, and are appropriate for each class of Claims entitled, under the Plan, to vote to accept or reject the Plan.
     D. Ballots need not be provided to holders of Claims or Equity Interests in Class 1 (Other Priority Claims), Class 2 (Quest Secured Claim) and Class 7 (Equity Interests). The Plan provides that holders of Claims or Equity Interests in such Classes are not Impaired under the Plan and are not entitled to vote to accept or reject the Plan.
     E. Ballots need not be provided to holders of Administrative Expense Claims, Priority Tax Claims and Professional Compensation and Reimbursement Claims, because such claims are not classified under the Plan.
     F. The solicitation procedures in the Motion, which are incorporated by reference herein, and the voting instructions and procedures attached to the Ballots, provide for a fair and equitable voting process and are consistent with section 1126 of the Bankruptcy Code and the Bankruptcy Rules.
     G. The procedures for electing Distribution Preferences, which are incorporated by reference herein are appropriate for the election of Distribution Preferences by Class 3 (4.5% Notes Unsecured Claims), Class 4 (7% Notes Unsecured Claims) and Class 5 (General Unsecured Claims).
     H. The contents of the Solicitation Packages, as set forth in the Motion and this Order, comply with Bankruptcy Rules 2002 and 3017 and constitute sufficient notice to all interested parties including, without limitation, holders of Claims against, and Equity Interests in, the Debtor.

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     I. The direct notice of the Disclosure Statement Hearing and the combination of direct and published notice of the Confirmation Hearing, as set forth in the Motion and this Order, satisfies the requirements of due process with respect to all known and unknown creditors of the Debtor and other parties in interest.
     NOW THEREFORE, IT IS HEREBY ORDERED THAT:
     1. Disposition. The Motion is GRANTED.
     2. Disclosure Statement. The Proposed Disclosure Statement complies with all aspects of section 1125 of the Bankruptcy Code, and is hereby approved as containing adequate information, as defined by section 1125(a) of the Bankruptcy Code. Any objections to the Proposed Disclosure Statement that have not been previously settled or withdrawn are hereby overruled.
     3. Record Date. The record date for purposes of determining which holders of Claims and Equity Interests are entitled to receive the Solicitation Packages and/or to vote on the Plan, as applicable, shall be December 1, 2009 (the “Record Date”). Each holder of a Claim in a Voting Class shall only be entitled to vote to accept or reject the Plan in the amount and Class as is held as of the Record Date or as otherwise ordered by the Court.
     4. Solicitation Packages. Upon the Solicitation Commencement Date, or as reasonably practicable thereafter, but no later than December 10, 2009, the Debtor is authorized and directed to distribute, or cause to be distributed, the Solicitation Packages, by first class mail, to all holders of Claims in Voting Classes and all holders of Unimpaired Claims or Equity Interests, in each case as of the Record Date. Such Solicitation Packages shall contain:
(a)	the Proposed Disclosure Statement, together with the Plan and other exhibits annexed thereto;

(b)	this Order, excluding exhibits annexed thereto;

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(c)	the Confirmation Hearing Notice;

(d)	either:
i.	the appropriate Ballot, together with a return envelope or

ii.	a Notice of Unimpaired Non-Voting Status; and
(e)	such other materials as the Court may direct or approve, including supplemental solicitation materials the Debtor may file with the Court.
     5. To the extent that the following parties are not otherwise entitled to receive a Solicitation Package, on the Solicitation Commencement Date, the Debtor shall commence distribution of (a) the Proposed Disclosure Statement, together with the Plan and other exhibits annexed thereto, (b) this Order, excluding exhibits annexed thereto and (c) the Confirmation Hearing Notice to: (a) the Office of the United States Trustee for the District of Delaware; (b) counsel to the Official Committee of Unsecured Creditors; (c) the Securities and Exchange Commission and (d) those parties who have requested notice pursuant to Bankruptcy Rule 2002.
     6. To the extent that holders of Administrative Expense Claims, Priority Tax Claims and Professional Compensation and Reimbursement Claims are not otherwise entitled to receive a Solicitation Package, on the Solicitation Commencement Date, the Debtor shall commence distribution of (a) the Proposed Disclosure Statement, together with the Plan and other exhibits annexed thereto, (b) this Order, excluding exhibits annexed thereto and (c) the Confirmation Hearing Notice, to all holders of such Claims.
     7. A transferee of any transferred Claim shall be entitled to receive a Solicitation Package and cast a Ballot on account of a transferred Claim only if: (a) all actions necessary to effect the transfer of such Claim pursuant to Bankruptcy Rule 3001 (e) have been completed on or before the Record Date; or (b) no later than the Record Date, the transferee files (i) the

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documentation required by Bankruptcy Rule 3001(e) to evidence the transfer of such Claim and (ii) a sworn statement of the transferor supporting the validity of such transfer.
     8. To the extent practicable, holders who hold more than one Claim or Equity Interest in more than one Class entitled to receive a Solicitation Package shall only receive one Solicitation Package containing all necessary Ballots.
     9. The Solicitation Package and the manner and service thereof satisfy the requirements of Bankruptcy Rule 3017(d).
     10. Transferred Claims. If a Claim is transferred after the transferor has completed and returned a Ballot, the transferee of such Claim shall be bound by any vote and Distribution Preference (and the consequences thereof) made on the Ballot by the holder, as of the Record Date, of such transferred Claim.
     11. Delivery to Holders of Unimpaired Claims. The Notices of Unimpaired Non-Voting Status, substantially in the form annexed hereto as Exhibit 1, are hereby approved. The Debtor shall distribute, or cause to be distributed, Solicitation Packages, which shall include an Notice of Unimpaired Non-Voting Status instead of a Ballot, to holders, as of the Record Date, of Claims or Equity Interests in Class 1 (Other Priority Claims), Class 2 (Quest Secured Claim) and Class 7 (Equity Interests).
     12. Undeliverable or Returned Notices and Solicitation Packages. The Debtor shall be excused from giving notice or providing service of any kind upon any person or entity to whom the Debtor mailed a Notice of the Disclosure Statement Hearing or any other notices or materials approved for distribution pursuant to this Order and received any of such notices returned by the United States Postal Service or other carrier marked “undeliverable as addressed”, “moved — left no forwarding address”, or “forwarding order expired”, or similar

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reason, unless the Debtor has been informed in writing by such person or entity of that person’s or entity’s new address; and (b) the Debtor shall be excused from re-mailing the Solicitation Package, or other notices, as the case may be, to those persons or entities whose addresses differ from the addresses in the claims register or the Debtor’s records as of the Record Date. If a creditor has changed its mailing address after the Petition Date, the burden shall be on the creditor or party-in-interest, not the Debtor, to advise the Voting Agent or the Debtor of its new address.
     13. Approving Forms of Ballots, Distribution Thereof. The Ballots, substantially in the forms annexed hereto as Exhibit 2, are hereby approved.
     14. Voting Deadline. For a Ballot to be counted, the original Ballot must be properly executed, completed, delivered to, and received by the Voting Agent on or before January 4, 2010 at 12:00 p.m. (prevailing Eastern time) (the “Voting Deadline”)
     15. Appointment of BMC Group, Inc. as Voting Agent: BMC Group, Inc. is authorized to perform all Balloting Services and all services incidental thereto.
     16. Ballot Tabulation. All original Ballots must be delivered to the Voting Agent by first class mail postage prepaid in the return envelope provided with the Ballot, by personal delivery, or by overnight courier, addressed to the address set forth on such Ballot.
     17. If, for purposes of voting on the Plan, (a) any party wishes to have its Claim allowed in a manner that is inconsistent with the Ballot it received; or (b) any party that did not receive a Ballot wishes to have its Claim temporarily allowed for voting purposes only, such party must serve on the Debtor and file with the Court, on or before the later of (i) fifteen (15) days after service of the Confirmation Hearing Notice (defined below) or (ii) fifteen (15) days after the date of service of notice of objection on such party to any of such party’s underlying

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claims, a motion for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such Claim for purposes of voting (a “3018 Motion”). A 3018 Motion must set forth with particularity the amount and classification such party believes its Claim should be allowed for voting purposes, and supporting evidence.
     18. In respect of any timely-filed 3018 Motion, the Ballot in question shall be counted (a) in the amount established by the Court in an order entered on or before the Voting Deadline or (b) if such an order has not been entered by the Voting Deadline and unless the Debtor and the party have come to an agreement as to the relief requested in the 3018 Motion, in an amount equal to the preprinted amount on the Ballot or in the event a party did not receive a Ballot, such party shall not have a Ballot counted at all. The Court shall hear any timely-filed 3018 motion on                     , 20___ at ___:___.m (prevailing Eastern time).
     19. Unless a 3018 motion is timely-filed in accordance with the procedures set forth above, if a Claim in a Voting Class is identified as contingent, unliquidated, or disputed, or if a Claim is otherwise deemed disputed under the Plan, such Claim shall be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.
     20. Except as otherwise provided by the express terms of this Order, any Ballot received after the Voting Deadline shall not be counted.
     21. If a party casts more than one Ballot voting the same Claim(s) before the Voting Deadline, the last Ballot received before the Voting Deadline shall be deemed to reflect the voter’s intent and supersede any prior Ballots. If a holder of Claims casts Ballots that are received by the Voting Agent on the same day, but which are voted inconsistently, such Ballots shall not be counted.

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     22. Creditors with multiple Claims within a particular Class under the Plan shall vote all of their Claims within such Class either to accept or reject the Plan and may not split their vote(s). Accordingly, an individual Ballot that partially rejects and partially accepts the Plan shall not be counted. On account of this, to the extent that a party asserts numerous Claims in a single voting Class against the Debtor, each such party shall be allowed only one (1) vote for that Class, and only be allowed to submit a single Ballot representing its vote to accept or reject the Plan. Notwithstanding the foregoing, a holder of Claims in more than one Voting Class under the Plan must submit a separate Ballot for each Class of Claims.
     23. Holders of multiple Claims within a particular Class must vote all of their Claims within such Class to either accept or reject the Plan and may not split their vote(s).
     24. In addition to the foregoing, the following types of Ballots will not be counted in determining whether the Plan has been accepted or rejected:
(a)	any Ballot that is otherwise properly completed, executed, and timely returned to the Voting Agent, but does not indicate an acceptance or rejection of the Plan, or that indicates both an acceptance and rejection of the Plan;

(b)	any Ballot received after the Voting Deadline, unless the Debtor extends or waives such deadline;

(c)	any Ballot containing a vote that this Court determines, after notice and a hearing, was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code;

(d)	any Ballot that is illegible or contains insufficient information to permit the identification of the claimant;

(e)	any Ballot cast by a person or entity that does not hold a Claim in a Voting Class;

(f)	any unsigned or non-original Ballot; and

(g)	any Ballot transmitted to the Voting Agent by facsimile or other electronic means.

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     25. In addition, the following voting procedures and standard assumptions shall be used in tabulating the Ballots:
(a)	The method of delivery of Ballots to be sent to the Voting Agent is at the election and risk of each creditor, but such delivery will be deemed made only when the original, executed Ballot is actually received by the Voting Agent;

(b)	The Debtor, in its sole discretion, subject to contrary order of the Court, may waive any defect in any Ballot at any time including failure to timely file such Ballot, either before or after the Voting Deadline, and without notice or further order of the Court. Notwithstanding the foregoing and except as provided below, the Debtor may, in its sole discretion, reject any defective Ballot as invalid and, therefore, decline to utilize it in connection with confirmation of the Plan;

(c)	After the Voting Deadline, no vote may be withdrawn or modified without the prior consent of the Debtor;

(d)	Subject to any contrary order of the Court, the Debtor reserves the absolute right to reject any and all Ballots not proper in form;

(e)	Unless waived by the Debtor or as ordered by the Court, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtor (or the Court) determines, and unless otherwise ordered by the Court, delivery of such ballots will not be deemed to have been made until such irregularities have been cured or waived; and

(f)	None of the Debtor, the Voting Agent or any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots, nor will any of them incur any liabilities for failure to provide such notification. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will not be counted.
     26. Except as otherwise provided herein, each holder of a Claim in a Voting Class shall be entitled to vote the amount of such Claim as is held as of the Record Date.
     27. Procedures for Distribution Preferences. Each holder of an Allowed 4.5% Notes Unsecured Claim (Class 3), Allowed 7% Notes Unsecured Claim (Class 4) or Allowed General Unsecured Claim (Class 5) may elect a Distribution Preference, to be indicated on the Ballot.

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     28. If a holder of Claims submits multiple Ballots received by the Voting Agent on the same day, but which are inconsistent as to the Distribution Preference, the indicated Distribution Preferences shall not be given effect but the holder submitting such Ballot shall be deemed to have elected to receive (i) for a holder of an Allowed 7% Notes Unsecured Claim (Class 4), Reinstatement of his/her/its Claim(s) or (ii) for a holder of an Allowed 4.5% Notes Unsecured Claim (Class 3) or an Allowed General Unsecured Claim (Class 5), Cash in an amount equal to such Claim.
     29. Creditors with multiple Claims within Classes 3, 4 or 5 must make a single election as to the Distribution Preference for all of their Claims within that Class and may not split their Distribution Preference. Accordingly, an individual Ballot for a holder of that elects both Distribution Preferences offered to a Class shall not be counted, and the holder submitting such Ballot shall be deemed to have elected to receive (i) for a holder of an Allowed 7% Notes Unsecured Claim (Class 4), Reinstatement of his/her/its Claim(s) or (ii) for a holder of an Allowed 4.5% Notes Unsecured Claim (Class 3) or an Allowed General Unsecured Claim (Class 5), Cash in an amount equal to such Claim.
     30. The following Ballots shall be deemed to have made a Distribution Preference to receive (i) for a holder of an Allowed 7% Notes Unsecured Claim (Class 4), Reinstatement of his/her/its Claim(s) and (ii) for a holder of an Allowed 4.5% Notes Unsecured Claim (Class 3) or an Allowed General Unsecured Claim (Class 5), Cash in an amount equal to such Claim:
(a)	any Ballot that is otherwise properly completed, executed, and timely returned to the Voting Agent, but does not indicate a Distribution Preference, or that elects both Distribution Preferences offered to a Class;

(b)	any Ballot received after the Voting Deadline, unless the Debtor extends or waives such deadline;

(c)	any Ballot that is illegible or contains insufficient information to permit the identification of the claimant;

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(d)	any unsigned or non-original Ballots; and

(e)	any Ballot transmitted to the Voting Agent by facsimile or other electronic means.
     31. Plan Confirmation. The Confirmation Hearing shall be held before this Court on January 7, 2010 at 9:00 a.m. (prevailing Eastern time) (the “Confirmation Hearing”), to consider confirmation of the Plan. The Confirmation Hearing may be continued from time to time by the Court without further notice.
     32. Objections, if any, to confirmation of the Plan shall: (i) be made in writing; (ii) conform to the Bankruptcy Rules and Local Rules; (iii) state the name and address of the objecting party and the amount and nature of the Claim or interest of such party; (iv) state with particularity the legal and factual basis and nature of any objection to the Plan and, if practicable, provide a proposed modification to the Plan that would resolve such objections; and (v) be filed with the Court, together with proof of service, and served so that they are received on or before January 4, 2010 at 12:00 p.m. (prevailing Eastern time) (the “Plan Objection Deadline”) by the following parties: (i) counsel for the Debtor: Womble Carlyle Sandridge & Rice, PLLC, 222 Delaware Avenue, Suite 1501, Wilmington, Delaware 19801 (Attn: Francis A. Monaco, Jr., Esq.); Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 (Attn: Thomas L. Kent, Esq.) and Paul, Hastings, Janofsky & Walker LLP, 191 North Wacker Drive, 30th Floor, Chicago, Illinois 60606 (Attn: Richard A. Chesley, Esq.); (ii) counsel for the Committee: Potter Anderson & Corroon LLP, 1313 North Market Street, P.O. Box 951, Wilmington, Delaware 19899 (Attn: Jeremy W. Ryan, Esq.) and Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 (Attn: Adam H. Friedman, Esq.); and (iii) the United States Trustee, J. Caleb Boggs

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Federal Building, 844 King Street, Suite 2207, Lock Box 35, Wilmington, DE 19801, Facsimile: (302) 573-6497 (Attn: Richard Schepacarter, Esq.).
     33. The Court shall consider only timely filed written objections. All objections not timely filed and served in accordance herewith by the Plan Objection Deadline shall be deemed overruled.
     34. The Debtor may file a reply to any timely-filed objections to the Plan by no later than 12:00 p.m. (prevailing Eastern time) two (2) business days before the Confirmation Hearing.
     35. The Confirmation Hearing Notice and the Publication Notice, substantially in the forms annexed hereto as Exhibits 3 and 4, are approved in all respects. The Confirmation Notice shall be sent contemporaneously with the Solicitation Packages. In addition, the Debtor shall publish the Publication Notice, on one occasion, at least twenty-five (25) days prior to the Plan Objection Deadline, in the National Edition of USA Today. The scope of such notice is adequate and provides all known and unknown claimants with good and sufficient notice of the Confirmation Hearing.
     36. As it relates to the subject matter of this Order, the Debtor is authorized to make any non-substantive changes to the voting procedures, Ballots, Plan, Proposed Disclosure Statement, Notices of Unimpaired Non-Voting Status, the Notice of the Disclosure Statement Hearing, and/or forms of the mailed and published notices of the Confirmation Hearing, without further order of this Court, including, without limitation, changes to correct typographical, grammatical, formatting errors, or omissions, prior to the mailing or re-mailing to parties-in- interest.

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     37. The Debtor is authorized to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this Order without seeking further order of the Court.
     38. Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 7062, 9014 or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.
     39. This Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

Dated:	Wilmington, Delaware
, 2009
The Honorable Christopher S. Sontchi
United States Bankruptcy Judge

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Exhibit C
Projected Financial Information
C-1

TO BE FILED